Exhibit 10.1

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of August 2, 2021 (the “Effective Date”), by and among (a) SILICON VALLEY BANK, a California corporation (“Bank”), (b) Lantronix, Inc., a Delaware corporation (“Lantronix”), (c) Lantronix Holding Company, a Delaware corporation (“Holding”), (d) Lantronix TECHNOLOGIES CANADA (TAIWAN) LTD., a Canadian corporation (“Lantronix Taiwan”), (e) Lantronix CANADA, ULC, a Canadian corporation (“Lantronix ULC” and together with Lantronix, Holding and Lantronix Taiwan, individually and collectively, jointly and severally, “Existing Borrower”) and (g) TRANSITION NETWORKS, INC., a Minnesota corporation (“TNI”). Existing Borrower and TNI together with any other party subsequently added as a co-borrower hereunder, shall be known individually, collectively, jointly and severally as “Borrower”. This Agreement provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

Recitals

A.       Bank and Existing Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement with an Effective Date of November 12, 2019 (as amended, the “Prior Loan Agreement”).

B.       Existing Borrower has requested, and Bank has agreed, to amend and restate the Prior Loan Agreement in its entirety. Bank and Borrower hereby agree that the Prior Loan Agreement is amended and restated in its entirety as follows:

1                     ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2                     LOAN AND TERMS OF PAYMENT

2.1                Promise to Pay. Borrower hereby unconditionally promises to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon as and when due in accordance with this Agreement.

2.1.1           Revolving Line.

(a)                 Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank shall make Advances not exceeding the Availability Amount. Amounts borrowed under the Revolving Line may be repaid at any time and from time to time and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b)                Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Advances, the accrued and unpaid interest thereon, and all other Obligations relating to the Revolving Line shall be immediately due and payable.

(c)                 Overadvances. If, at any time, the sum of (i) the aggregate outstanding principal amount of any Advances, plus (ii) the aggregate Dollar Equivalent of the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), exceeds the Revolving Line, Borrower shall promptly, within one (1) Business Day (or such later date as Bank may agree in advance, in writing, in its sole discretion), pay to Bank in cash the amount of such excess (such excess, the “Overadvance”). Without limiting Borrower’s obligation to repay Bank any Overadvance, Borrower shall pay Bank interest on the outstanding amount of any Overadvance, on demand, at a rate per annum equal to the rate that is otherwise applicable to Advances plus five percent (5.0%).

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2.1.2           Term Loan Advance.

(a)                 Availability. Subject to satisfaction of the terms and conditions of this Agreement, on the Effective Date (or as soon as practicable thereafter), Bank shall make one (1) term loan to Borrower in an original principal amount equal to Seventeen Million Five Hundred Thousand Dollars ($17,500,000) (the “Term Loan Advance”), the proceeds of which shall be used by Borrower to (i) refinance all existing Indebtedness of Existing Borrower owing to Bank, and (ii) finance the Transition Acquisition (including the payment of all fees and expenses incurred in connection therewith). Bank shall fund the proceeds of the Term Loan Advance into Borrower’s restricted account numbered xxx-xxxx-9826 at Bank to be released only upon consummation of the Transition Acquisition. After repayment, the Term Loan Advance may not be reborrowed.

(b)                Interest Payments. With respect to the Term Loan Advance, commencing on the first Payment Date following the Funding Date of the Term Loan Advance and continuing on the Payment Date of each calendar quarter thereafter, Borrower shall make quarterly payments of interest, in arrears, on the outstanding principal amount of the Term Loan Advance at the rate set forth in Section 2.3 hereof.

(c)                 Repayment. Commencing on September 1, 2021, and continuing on each Payment Date thereafter, Borrower shall repay the Term Loan Advance in (i) quarterly installments of principal equal to the Applicable Term Loan Principal Payment Amount, plus (ii) quarterly payments of accrued interest at the rate set forth in Section 2.3 hereof. All outstanding principal and accrued and unpaid interest under the Term Loan Advance, and all other outstanding Obligations with respect to the Term Loan Advance, are due and payable in full on the Term Loan Maturity Date.

(d)                Prepayment of Term Loan Advance.

(i)                  Permitted Prepayment. Borrower shall have the option to prepay all, but not less than all, of the Term Loan Advance, provided (i) Borrower delivers written notice to Bank of its election to prepay the Term Loan Advance at least ten (10) days (unless otherwise agreed to in writing by Bank in its sole discretion) prior to such prepayment, and (ii) Borrower pays, on the date of such prepayment (y) the outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advance, and (z) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.

(ii)                Mandatory Prepayment Upon an Acceleration. If the Term Loan Advance is accelerated by Bank following the occurrence and during the continuance of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Term Loan Advance, and (ii) all other sums, if any, that shall have become due and payable with respect to the Term Loan Advance, including interest at the Default Rate with respect to any past due amounts.

2.2                Letters of Credit.

(a)                 As part of the Revolving Line, Bank shall issue or have issued Letters of Credit denominated in Dollars or a Foreign Currency for Borrower’s account. The aggregate Dollar Equivalent amount utilized for the issuance of Letters of Credit shall at all times reduce the amount otherwise available for Advances under the Revolving Line.

(b)                If, on the Revolving Line Maturity Date (or the effective date of any termination of this Agreement), there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to at least one hundred five percent (105.0%) for Letters of Credit denominated in Dollars or at least one hundred ten percent (110.0%) for Letters of Credit denominated in a Foreign Currency, in each case of the aggregate Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees, and costs due or estimated by Bank to become due in connection therewith, to secure all of the Obligations relating to such Letters of Credit. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrower agrees to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrower further agrees to be bound by the regulations and interpretations of the issuer of any Letters of Credit guaranteed by Bank and opened for Borrower’s account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrower’s account, and Borrower understands and agrees that Bank shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower’s instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

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(c)                 The obligation of Borrower to promptly, within one (1) Business Day, reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, such Letters of Credit, and the Letter of Credit Application.

(d)                Borrower may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as an Advance to Borrower of the Dollar Equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges).

(e)                 To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to a percentage (which percentage shall be determined by Bank in its sole discretion, but which shall not exceed fifteen percent (15%)) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

2.3                Payment of Interest on the Credit Extensions.

(a)                 Interest Rates; Payment. Each Advance and the Term Loan Advance shall bear interest on the outstanding principal amount thereof from the date when made, continued or converted until paid in full at a rate per annum equal to (i) for Prime Rate Advances, the Prime Rate plus the applicable Prime Rate Margin, and (ii) for LIBOR Advances, the LIBOR Rate plus the applicable LIBOR Rate Margin. On and after the expiration of any Interest Period applicable to any LIBOR Advance outstanding on the date of occurrence of an Event of Default or acceleration of the Obligations, the amount of such LIBOR Advance shall, during the continuance of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Prime Rate plus five percent (5.0%). Pursuant to the terms hereof, interest on each Advance and the Term Loan Advance shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of any Advance or Term Loan Advance pursuant to this Agreement for the portion of any Advance or Term Loan Advance so prepaid and upon payment (including prepayment) in full thereof. All accrued but unpaid interest on the Advances shall be due and payable on the Revolving Line Maturity Date. All accrued by unpaid interest on the Term Loan Advance shall be due and payable on the Term Loan Maturity Date.

(b)                Prime Rate Advances. Each change in the interest rate of the Prime Rate Advances based on changes in the Prime Rate shall be effective on the effective date of such change and to the extent of such change. The Prime Rate Margin applicable to Prime Rate Advances shall be determined on the basis of Borrower’s most recent Leverage Ratio, as reported to Bank in Borrower’s Quarterly Financial Statements provided pursuant to Section 6.2(c), and such Prime Rate Margin shall be adjusted promptly upon each receipt of such Quarterly Financial Statements.

(c)                 LIBOR Advances. The interest rate applicable to each LIBOR Advance shall be determined in accordance with Section 3.6(a) hereunder. Subject to Sections 3.5 and 3.6, such rate shall apply during the entire Interest Period applicable to such LIBOR Advance, and accrued interest calculated thereon shall be payable on the Interest Payment Date applicable to such LIBOR Advance. The LIBOR Rate Margin applicable to LIBOR Advances shall be determined on the basis of Borrower’s most recent Leverage Ratio, as reported to Bank in Borrower’s Quarterly Financial Statements provided pursuant to Section 6.2(c), and such LIBOR Rate Margin shall be adjusted promptly upon each receipt of such Quarterly Financial Statements.

(d)                Computation of Interest. Any interest hereunder will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days in the case of any Credit Extension outstanding. In computing interest on any Credit Extension, the date of the making of such Credit Extension shall be included and the date of payment shall be excluded.

(e)                 Default Rate. Upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percent (5.0%) above the rate that would otherwise be applicable thereto (the “Default Rate”). Payment or acceptance of the increased interest provided in this Section 2.3(e) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

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(f)                  Yearly Rate of Interest and Disclosure. This Section 2.3(f) relates only to interest payable by the Canadian Borrower (which, for the purposes of this Section 2.3(f), shall include any other present or future entity constituted under the laws of, or domiciled in, Canada, or any Province or territory thereof, which becomes a party hereunder or under any Loan Document):

(i)                  For purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or fee to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is less than a calendar year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 365 or 366, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(ii)                Borrower acknowledges and confirms that: (1) clause (i) above satisfies the requirements of Section 4 of the Interest Act (Canada) to the extent it applies to the expression or statement of any interest payable under any Loan Document; and (2) Borrower is able to calculate the yearly rate or percentage of interest payable under any Loan Document based upon the methodology set out in clause (i) above.

(iii)              Borrower agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to the Loan Documents, that the interest payable thereunder and the calculation thereof has not been adequately disclosed to any Credit Party, whether pursuant to Section 4 of the Interest Act (Canada) or any other Applicable Law or legal principle.

(iv)               Notwithstanding anything to the contrary contained in this Agreement, if the amount of interest payable under any Loan Document is reduced by virtue of the application of Section 4 of the Interest Act (Canada), then Borrower shall immediately and retroactively be obligated to pay to Bank, promptly on demand by Bank (or, if an Event of Default pursuant to Section 8 shall have occurred and be continuing, automatically and without further action by Bank), an amount equal to the amount of such reduction.

(v)                Any provision of this Agreement that would oblige the Borrower to pay any fine, penalty or rate of interest on any arrears of principal or interest secured by a mortgage on real property or hypothec on immovables that has the effect of increasing the charge on arrears beyond the rate of interest payable on principal money not in arrears shall not apply to the Borrower, which shall be required to pay interest on money in arrears at the same rate of interest payable on principal money not in arrears.

(g)                Criminal Interest. If any provision of this Agreement would oblige the Canadian Borrower to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in a receipt by Bank of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by Bank of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i)                  first, by reducing the amount or rate of interest required to be paid to Bank, as applicable, under Section 2.3 hereof; and

(ii)                thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid to Bank, as applicable which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

If, notwithstanding the provisions of this Section 2.3(g) and after giving effect to all adjustments contemplated thereby, Bank shall have received an amount in excess of the maximum permitted by the Criminal Code (Canada), then such excess shall be applied by Bank to the reduction of the principal balance of Advances under the Revolving Line or to the Term Loan Advance outstanding, in Bank’s discretion, and not to the payment of interest or if such excessive interest exceeds such principal balance, such excess shall be refunded to the Canadian Borrower.

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2.4                Fees. Borrower shall pay to Bank:

(a)                 Fee Letter. All fees as set forth in the Fee Letter.

(b)                Unused Revolving Line Facility Fee. Payable quarterly in arrears on the last day of each calendar quarter prior to the Revolving Line Maturity Date, and on the Revolving Line Maturity Date, a fee (the “Unused Revolving Line Facility Fee”) in an amount equal to one quarter of one percent (0.25%) per annum of the average unused portion of the Revolving Line, as determined by Bank, computed on the basis of a year with the applicable number of days as set forth in Section 2.3(d). The unused portion of the Revolving Line, for purposes of this calculation, shall be calculated on a calendar year basis and shall equal the difference between (i) the Revolving Line, and (ii) the average for the period of the daily closing balance of the Revolving Line outstanding plus the sum of the aggregate amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve).

(c)                 Letter of Credit Fee. Bank’s customary and documented fees and expenses for the issuance or renewal of Letters of Credit, upon the issuance of such Letter of Credit, each yearly anniversary of the issuance during the term of such Letter of Credit, and upon the renewal of such Letter of Credit by Bank.

(d)                Bank Expenses. All Bank Expenses (including reasonable and documented attorneys’ fees and expenses for documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due (or, if no stated due date, upon demand by Bank).

(e)                 Fees Fully Earned. Unless otherwise provided in this Agreement or in a separate writing by Bank, Borrower shall not be entitled to any credit, rebate, or repayment of any fees earned by Bank pursuant to this Agreement notwithstanding any termination of this Agreement or the suspension or termination of Bank’s obligation to make loans and advances hereunder. Bank may deduct amounts owing by Borrower under the clauses of this Section 2.4 pursuant to the terms of Section 2.5(c). Bank shall provide Borrower written notice of deductions made from the Designated Deposit Account pursuant to the terms of the clauses of this Section 2.4.

2.5                Payments; Application of Payments; Debit of Accounts.

(a)                 All payments to be made by Borrower under any Loan Document shall be made in immediately available funds in Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)                Bank has the exclusive right to determine the order and manner in which all payments with respect to the Obligations may be applied. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c)                 Bank may debit any of Borrower’s deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrower owes Bank when due. These debits shall not constitute a set-off.

2.6                Withholding.

(a)                 Payments received by Bank from Borrower under this Agreement will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto) (“Taxes”). Specifically, however, if at any time any Governmental Authority, applicable law, regulation or international agreement requires Borrower to make any withholding or deduction from any such payment or other sum payable hereunder to Bank for Indemnified Taxes, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction for Indemnified Taxes, Bank receives a net sum equal to the sum which it would have received had no withholding or deduction for Indemnified Taxes been required, and Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority. Borrower will, upon request, furnish Bank with proof reasonably satisfactory to Bank indicating that Borrower has made such withholding payment; provided, however, that Borrower need not make any withholding payment if the amount or validity of such withholding payment is contested in good faith by appropriate and timely proceedings and as to which payment in full is bonded or reserved against by Borrower. The agreements and obligations of Borrower contained in this Section 2.6 shall survive the termination of this Agreement.

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(b)                If any assignee of Bank’s rights under Section 12.2 of this Agreement is not a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended from time to time (such assignee, a “Non-U.S. Lender”), such Non-U.S. Lender shall, upon becoming party to this Agreement, to the extent that such Non-U.S. Lender is entitled to an exemption from U.S. withholding tax on interest, deliver to Borrower a complete and properly executed IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as appropriate, or any successor form prescribed by the IRS, certifying that such Non-U.S. Lender is entitled to such exemption from U.S. withholding tax on interest. Notwithstanding Section 2.6(a) above, Borrower shall not be required to pay any additional amount to any Non-U.S. Lender under Section 2.6(a) if such Non-U.S. Lender fails or is unable to deliver the forms, certificates or other evidence described in the preceding sentence, unless such non-U.S. Lender's failure or inability to deliver such forms is the result of any change in any applicable law, treaty or governmental rule, or any change in the interpretation thereof after such Non-U.S. Lender became a party to this Agreement. In addition to the foregoing, Bank and any assignee of Bank’s rights under Section 12.2 of this Agreement shall (i) if entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document, deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding, and (ii) deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not Bank or such assignee is subject to backup withholding or information reporting requirements.

3                     CONDITIONS OF LOANS

3.1                Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension on or after the Effective Date is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a)                 duly executed signatures to this Agreement;

(b)                [reserved];

(c)                 the Operating Documents and long-form good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(d)                a secretary’s certificate of Borrower with respect to Borrower’s Operating Documents, incumbency, specimen signatures and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(e)                 [reserved];

(f)                  the Lender Intercreditor Agreement, together with the duly executed signatures thereto;

(g)                duly executed signatures to the completed Borrowing Resolutions for Borrower;

(h)                certified copies, dated as of a recent date, searches for Liens (including, without limitation, UCC, PPSA, pending litigation, judgment, bankruptcy and other searches), as Bank may request, accompanied by written evidence (including any UCC termination statements and PPSA financing charge statements (discharges) and other Lien releases) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

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(i)                  the Perfection Certificates of Borrower, together with the duly executed signatures thereto;

(j)                  Intellectual Property search results and completed exhibits to the IP Agreement;

(k)                duly executed signatures to the Transition Purchase Agreement and any other documents required by Bank in connection therewith;

(l)                  (i) pro forma consolidated financial statements as to Borrower and its Subsidiaries giving effect to the Transition Purchase Agreement and (ii) forecasts prepared by management of Borrower, each in form consistent with those delivered to Bank under the Prior Loan Agreement;

(m)               a quality of earnings report (covering the prior 2 calendar years) satisfactory to Bank in its sole discretion; provided that Bank hereby agrees that the quality of earnings report received prior to the date hereof is satisfactory for purposes of this Section 3.1(m);

(n)                a legal opinion (authority and enforceability) of Borrower’s counsel dated as of the Effective Date together with the duly executed original signature thereto;

(o)                a Notice of Borrowing for the Term Loan Advance in the form attached hereto as Exhibit D;

(p)                copies of the Mezzanine Loan Documents (duly executed); and

(q)                payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof.

3.2                Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following conditions precedent:

(a)                 timely receipt of (i) the Credit Extension request and any materials and documents required by Section 3.4 and (ii) with respect to the request for the Term Loan Advance, an executed Payment/Advance Form and any materials and documents required by Section 3.4;

(b)                the representations and warranties in this Agreement shall be true, accurate, and complete in all material respects on the date of the proposed Credit Extension and/or of the Payment/Advance Form, as applicable, and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is Borrower’s representation and warranty on that date that the representations and warranties in this Agreement remain true, accurate, and complete in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; and

(c)                 Bank determines to its satisfaction that there has not been a Material Adverse Change.

3.3                Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

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3.4                Procedures for Borrowing.

(a)                 Subject to the prior satisfaction of all other applicable conditions to the making of an Advance set forth in this Agreement, an Advance shall be made upon Borrower’s (via an individual duly authorized by an Administrator) irrevocable written notice delivered to Bank in the form of a Notice of Borrowing or without instructions if any Advances is necessary to meet Obligations which have become due. The Notice of Borrowing shall be made by Borrower through Bank’s online banking program, provided, however, if Borrower is not utilizing Bank’s online banking program, then such Notice of Borrowing shall be in the form attached hereto as Exhibit D and shall be executed by an Authorized Signer. Bank shall have received satisfactory evidence that the Board has approved that such Authorized Signer may provide such notices and request Advances. The Notice of Borrowing must be received by Bank prior to 12:00 p.m. Pacific time, (i) at least three (3) Business Days prior to the requested Funding Date, in the case of any LIBOR Advance, and (ii) on the requested Funding Date, in the case of a Prime Rate Advance, specifying: (1) the amount of the Advance; (2) the Currency in which such Advance shall be denominated; (3) the requested Funding Date; (4) whether the Advance is to be comprised of LIBOR Advances or Prime Rate Advances; and (5) the duration of the Interest Period applicable to any such LIBOR Advances included in such notice; provided that if the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Advance comprised of LIBOR Advances, such Interest Period shall be one (1) month. Notwithstanding any terms in this Agreement to the contrary, each LIBOR Advance shall not be less than Five Hundred Thousand Dollars ($500,000) and shall be in a multiple of One Hundred Thousand Dollars ($100,000). In addition to such Notice of Borrowing, Borrower must promptly deliver to Bank by electronic mail or through Bank’s online banking program such reports and information, including without limitation, sales journals, cash receipts journals, accounts receivable aging reports, as Bank may request in its sole discretion.

(b)                On the Funding Date, Bank shall credit proceeds of an Advance or Term Loan Advance to the Designated Deposit Account and, subsequently, shall transfer such proceeds by wire transfer to such other account as Borrower may instruct in the Notice of Borrowing. No Advances or Term Loan Advances shall be deemed made to Borrower, and no interest shall accrue on any such Advance or Term Loan Advance, until the related funds have been deposited in the Designated Deposit Account.

3.5                Conversion and Continuation Elections.

(a)                 So long as (i) no Event of Default exists; (ii) Borrower shall not have sent any notice of termination of this Agreement; and (iii) Borrower shall have complied with such customary procedures as Bank has established from time to time for Borrower’s requests for LIBOR Advances, Borrower may, upon irrevocable written notice to Bank:

1)	elect to convert on any Business Day, Prime Rate Advances into LIBOR Advances;

2)	elect to continue on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date; or

3)	elect to convert on any Interest Payment Date any LIBOR Advances maturing on such Interest Payment Date into Prime Rate Advances.

(b)                Borrower shall deliver a Notice of Conversion/Continuation by electronic mail via Bank’s online banking program to be received by Bank prior to 12:00 p.m. Pacific time (i) at least three (3) Business Days in advance of the Conversion Date or Continuation Date, if any Advances/the Term Loan Advance are to be converted into or continued as LIBOR Advances; and (ii) on the Conversion Date, if any Advances/the Term Loan Advance are to be converted into Prime Rate Advances, in each case specifying the:

1)	proposed Conversion Date or Continuation Date;

2)	aggregate amount of the Advances/Term Loan Advance to be converted or continued;

3)	nature of the proposed conversion or continuation; and

4)	if the resulting Advance/Term Loan Advance is to be a LIBOR Advance, the duration of the requested Interest Period.

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(c)                 If upon the expiration of any Interest Period applicable to any LIBOR Advances, Borrower shall have timely failed to select a new Interest Period to be applicable to such LIBOR Advances or request to convert a LIBOR Advance into a Prime Rate Advance, Borrower shall be deemed to have elected for any such Advances, to convert such LIBOR Advances into Prime Rate Advances.

(d)                Any LIBOR Advances shall, at Bank’s option, convert into Prime Rate Advances in the event that (i) an Event of Default has occurred and is continuing, or (ii) (A) the aggregate principal amount of the Prime Rate Advances under the Revolving Line which have been previously converted to LIBOR Advances under the Revolving Line, or (B) the aggregate principal amount of existing LIBOR Advances under the Revolving Line continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed the Availability Amount. Borrower agrees to pay Bank, upon demand by Bank (or Bank may, at its option, debit the Designated Deposit Account or any other account Borrower maintains with Bank) any amounts required to compensate Bank for any loss (including loss of anticipated profits), cost, or expense incurred by Bank, as a result of the conversion of LIBOR Advances to Prime Rate Advances pursuant to this Section 3.5(d) at a date other than the last day of the Interest Period applicable thereto.

(e)                 Notwithstanding anything to the contrary contained herein, Bank shall not be required to purchase Dollar deposits in the London interbank market or other applicable LIBOR market to fund any LIBOR Advances, but the provisions hereof shall be deemed to apply as if Bank had purchased such deposits to fund the LIBOR Advances.

3.6                Special Provisions Governing LIBOR Advances. Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to LIBOR Advances as to the matters covered:

(a)                 Determination of Applicable Interest Rate. As soon as practicable on each Interest Rate Determination Date, Bank shall determine (which determination shall, absent manifest error in calculation, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Advances for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower.

(b)                Inability to Determine Applicable Interest Rate.

(i)                  In the event that Bank shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Advance, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Advance on the basis provided for in the definition of LIBOR, Bank shall on such date give written notice to Borrower of such determination, whereupon (A) no Advances may be made as, or converted to, LIBOR Advances until such time as Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, and (B) any Notice of Borrowing or Notice of Conversion/Continuation given by Borrower with respect to LIBOR Advances in respect of which such determination was made shall be deemed to be Prime Rate Advances unless such Notice of Borrowing or Notice of Conversion/Continuation shall be rescinded by Borrower in writing within one (1) Business Day of Bank’s giving of written notice of its inability to determine the applicable interest rate for LIBOR Advances pursuant to this Section 3.6(b)(i).

(ii)                If at any time Bank determines (which determination shall be conclusive absent manifest error) that (A) the circumstances set forth in Section 3.6(b)(i) have arisen and such circumstances are unlikely to be temporary; or (B) the circumstances set forth in Section 3.6(b)(i) have not arisen but the supervisor for the administrator of the LIBOR reporting system or a Governmental Authority having jurisdiction over Bank has made a public statement announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, or that LIBOR is no longer representative, then Bank shall determine an alternate rate of interest to LIBOR and a spread adjustment mechanism that gives due consideration to (1) any selection or recommendation of a replacement rate or the mechanism for determining such a rate or spread adjustment mechanism by the Federal Reserve Board of Governors and/or a committee officially endorsed or convened by the Federal Reserve Board of Governors, or any successor thereto and/or (2) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for similarly situated loans in the United States at such time, and Bank shall amend this Agreement to reflect such alternate rate of interest, such spread adjustment, and such other related changes to this Agreement as may be applicable; provided that if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Bank shall provide Borrower with written notice of such amendment. Notwithstanding anything to the contrary in Section 12.7, such amendment shall become effective at 5:00 p.m. Pacific time on the tenth (10th) Business Day after Bank has provided such amendment to Borrower without any further action or consent of Borrower, so long as Bank has not received, by such time, written notice of objection to such amendment from Borrower. In the event that Borrower objects to such amendment, Bank and Borrower shall endeavor to agree on an alternate rate of interest that is mutually acceptable. Until an alternate rate of interest shall be determined in accordance with this Section 3.6(b)(ii) (but in the case of the circumstances described in clause (2) of the first sentence of this Section 3.6(b)(ii), only to the extent that LIBOR for such Interest Period is not available or published at such time on a current basis), (x) any LIBOR Advances requested to be made shall be made as Prime Rate Advances, and (y) any outstanding LIBOR Advances shall be converted, on the last day of the then-current Interest Period, to Prime Rate Advances.

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(c)                 Compensation for Breakage or Non-Commencement of Interest Periods. If (i) for any reason, other than a default by Bank or any failure of Bank to fund LIBOR Advances due to impracticability or illegality under Sections 3.7(c) and 3.7(d) of this Agreement, a borrowing or a conversion to or continuation of any LIBOR Advance does not occur on a date specified in a Notice of Borrowing or a Notice of Conversion/Continuation, as the case may be, or (ii) any complete or partial principal payment or reduction of a LIBOR Advance, or any conversion of any LIBOR Advance, occurs on a date prior to the last day of an Interest Period applicable to that LIBOR Advance, including due to voluntary or mandatory prepayment or acceleration, then, in each case, Borrower shall compensate Bank, upon written request by Bank, for all losses and expenses incurred by Bank in an amount equal to the excess, if any, of:

(A)               the amount of interest that would have accrued on the amount (1) not borrowed, converted or continued as provided in clause (i) above, or (2) paid, reduced or converted as provided in clause (ii) above, for the period from (y) the date of such failure to borrow, convert or continue as provided in clause (i) above, or the date of such payment, reduction or conversion as provided in clause (ii) above, as the case may be, to (z) in the case of a failure to borrow, convert or continue as provided in clause (i) above, the last day of the Interest Period that would have commenced on the date of such borrowing, conversion or continuing but for such failure, and in the case of a payment, reduction or conversion prior to the last day of an Interest Period applicable to a LIBOR Advance as provided in clause (ii) above, the last day of such Interest Period, in each case at the applicable rate of interest or other return for such LIBOR Advance(s) provided for herein (excluding, however, the LIBOR Rate Margin included therein, if any), over

(B)               the interest which would have accrued to Bank on the applicable amount provided in clause (A) above through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate on the date of such failure to borrow, convert or continue as provided in clause (i) above, or the date of such payment, reduction or conversion as provided in clause (ii) above, as the case may be, for a period equal to the remaining period of such applicable Interest Period provided in clause (A) above.

Bank’s request shall set forth the manner and method of computing such compensation and such determination as to such compensation shall be conclusive absent manifest error.

(d)                Assumptions Concerning Funding of LIBOR Advances. Calculation of all amounts payable to Bank under this Section 3.6 and under Section 3.7 shall be made as though Bank had actually funded each relevant LIBOR Advance through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to the definition of LIBOR Rate in an amount equal to the amount of such LIBOR Advance and having a maturity comparable to the relevant Interest Period; provided, however, that Bank may fund each of its LIBOR Advances in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 3.6 and under Section 3.7.

(e)                 LIBOR Advances After an Event of Default. After the occurrence and during the continuance of an Event of Default, (i) Borrower may not elect to have an Advance be made or continued as, or converted to, a LIBOR Advance after the expiration of any Interest Period then in effect for such Advance without Bank’s prior written consent which shall be granted or denied in Bank’s sole discretion and (ii) subject to the provisions of Section 3.7(c), any Notice of Conversion/Continuation given by Borrower with respect to a requested conversion/continuation that has not yet occurred shall, at Bank’s option, be deemed to be rescinded by Borrower and be deemed a request to convert or continue Advances or the Term Loan Advance referred to therein as Prime Rate Advances.

3.7                Additional Requirements/Provisions Regarding LIBOR Advances.

(a)                 Borrower shall pay Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any LIBOR Advances relating thereto (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any Regulatory Change which:

(i)                           changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any LIBOR Advances (other than with respect to Excluded Taxes or Indemnified Taxes which are the subject of Section 2.6(a));

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(ii)                          imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, or other liabilities of Bank (including any LIBOR Advances or any deposits referred to in the definition of LIBOR); or

(iii)                          imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities).

(b)                Bank will notify Borrower of any event occurring after the Effective Date which will entitle Bank to compensation pursuant to this Section 3.7(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for compensation under this Section 3.7(a). Determinations and allocations by Bank for purposes of this Section 3.7(a) of the effect of any Regulatory Change on its costs of maintaining its obligations to make LIBOR Advances, of making or maintaining LIBOR Advances, or on amounts receivable by it in respect of LIBOR Advances, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error. If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation, or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank (a “Parent”) as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within five (5) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Section 3.7(b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

Notwithstanding anything to the contrary in this Section 3.7, Borrower shall not be required to compensate Bank pursuant to this Section 3.7(b) for any amounts incurred more than nine (9) months prior to the date that Bank notifies Borrower of Bank’s intention to claim compensation therefor; provided that if the circumstances giving rise to such claim have a retroactive effect, then such nine-month period shall be extended to include the period of such retroactive effect. The obligations of Borrower arising pursuant to this Section 3.7(b) shall survive the Revolving Line Maturity Date and the Term Loan Maturity Date, the termination of this Agreement and the repayment of all Obligations.

(c)                 If, at any time, Bank, in its sole and absolute discretion, determines that (i) the amount of LIBOR Advances for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, or (ii) LIBOR does not accurately reflect the cost to Bank of lending the LIBOR Advances, then Bank shall promptly give written notice thereof to Borrower. Upon the giving of such notice, Bank’s obligation to make the LIBOR Advances shall terminate; provided, however, LIBOR Advances shall not terminate if Bank and Borrower agree in writing to a different interest rate applicable to LIBOR Advances.

(d)                If it shall become unlawful for Bank to continue to fund or maintain any LIBOR Advances, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the LIBOR Advances in full with accrued interest thereon and all other amounts payable by Borrower hereunder (including, without limitation, any amount payable in connection with such prepayment pursuant to Section 3.6(c)(ii)). Notwithstanding the foregoing, to the extent a determination by Bank as described above relates to a LIBOR Advance then being requested by Borrower pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Borrower shall have the option, subject to the provisions of Section 3.6(c)(ii), to (i) rescind such Notice of Borrowing or Notice of Conversion/Continuation by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such rescission on the date on which Bank gives notice of its determination as described above, or (ii) modify such Notice of Borrowing or Notice of Conversion/Continuation to obtain a Prime Rate Advance or to have outstanding Advances/the Term Loan Advance (as applicable) converted into or continued as Prime Rate Advances by giving notice (by facsimile or by telephone confirmed in writing) to Bank of such modification on the date on which Bank gives notice of its determination as described above.

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4                     CREATION OF SECURITY INTEREST

4.1                Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank. Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement).

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower. In the event (a) all Obligations (other than inchoate indemnity obligations), except for Bank Services, are satisfied in full, and (b) this Agreement is terminated, Bank shall terminate the security interest granted herein upon Borrower providing cash collateral acceptable to Bank in its good faith business judgment for Bank Services, if any. In the event such Bank Services consist of outstanding Letters of Credit, Borrower shall provide to Bank cash collateral in an amount equal to (x) if such Letters of Credit are denominated in Dollars, then at least one hundred three percent (103.0%) and (y) if such Letters of Credit are denominated in a Foreign Currency, then at least one hundred ten percent (110.0%), of the Dollar Equivalent of the face amount of all such Letters of Credit plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its business judgment), to secure all of the Obligations relating to such Letters of Credit.

If the grant of any Lien hereunder in any Contract or Permit that constitutes Collateral would result in the termination or breach of such Contract or Permit or is otherwise prohibited or ineffective (whether by the terms thereof or under Applicable Law), then such Contract or Permit will not be subject to any Lien hereunder but will be held in trust by Borrower for the benefit of Bank and, on the exercise by Bank of any of its rights or remedies under this Agreement following the occurrence and continuation of an Event of Default, will be collaterally assigned by Borrower as directed by Bank; provided that: (a) the Liens granted hereunder will attach to such Contract or Permit that constitutes Collateral, or applicable portion thereof, immediately at such time as the condition causing such termination or breach is remedied, and (b) if a term in a Contract that prohibits or restricts the grant of the Lien hereunder in the whole of an Account or Chattel Paper forming part of the Collateral is unenforceable against Bank under Applicable Law, then the exclusion from the Lien set out above shall not apply to such Account or Chattel Paper. In addition, the Liens granted herein do not attach to Consumer Goods (as defined in the PPSA) or extend to the last day of the term of any lease or agreement for lease of real property. Such last day will be held by Borrower in trust for Bank and, on the exercise by Bank of any of its rights or remedies under this Agreement following an Event of Default, will be collaterally assigned by Borrower as directed by Bank. Each Borrower confirms that value has been given, that each Borrower has rights in the Collateral subject to the Bank’s Lien hereunder existing as of the date hereof, and that the parties hereof have not agreed to postpone the time for attachment of the Bank’s Lien to any of the Collateral and that the Bank’s Lien will attach at the time when a Borrower acquires an interest in any after acquired property that is included in Collateral.

4.2                Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim in an amount in excess of One Hundred Thousand Dollars ($100,000) (of, if an Event of Default occurs and is continuing, any amount), Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

4.3                Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements (or the equivalent in the relevant jurisdiction, if any), without notice to Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

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5                     REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1                Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing as a Registered Organization in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Borrower has delivered to Bank completed certificates each signed by Borrower, respectively, entitled “Perfection Certificate” (collectively, the “Perfection Certificate”). Borrower represents and warrants to Bank that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office) and its registered office address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete in all material respects (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) conflict with, contravene, constitute a default or breach under, or result in or permit the termination or acceleration of, any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2                Collateral. Borrower has good title to, rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no Collateral Accounts at or with any bank or financial institution other than Bank or Bank’s Affiliates except for the Collateral Accounts described in the Perfection Certificate delivered to Bank in connection herewith and which Borrower has taken such actions as are necessary to give Bank a perfected security interest therein, pursuant to the terms of Section 6.8(c). The Accounts are bona fide, existing obligations of the Account Debtors.

The Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral with an aggregate value of Three Hundred-Fifty Thousand Dollars ($350,000) or more (in the aggregate for all Collateral at all such locations) shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects, other than (i) Inventory covered by manufacturer warranties, (ii) Inventory in the process of being refurbished for sale, and (iii) to the extent Borrower maintains adequate reserves.

Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers, distributors and resellers in the ordinary course of business, (b) over-the-counter and open source software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

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Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3                Intentionally Omitted.

5.4                Litigation. Other than as set forth in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of any Responsible Officer, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Three Hundred Thousand Dollars ($300,000).

5.5                Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank by submission to the Financial Statement Repository or otherwise submitted to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to the Financial Statement Repository or otherwise submitted to Bank.

5.6                Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.7                Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower (a) has complied in all material respects with all Requirements of Law, and (b) has not violated any Requirements of Law the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

5.8                Subsidiaries; Investments. Borrower does not own any stock, partnership, or other ownership interest or other equity securities except for Permitted Investments.

5.9                Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state, provincial, and local taxes, assessments, deposits and contributions owed by Borrower except (a) to the extent such taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor, or (b) if such taxes, assessments, deposits and contributions do not, individually or in the aggregate, exceed Three Hundred Thousand Dollars ($300,000).

To the extent Borrower defers payment of any contested taxes, Borrower shall (i) notify Bank in writing of the commencement of, and any material development in, the proceedings, and (ii) post bonds or take any other steps required to prevent the Governmental Authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien.” Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower in excess of Three Hundred Thousand Dollars ($300,000). Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or any other similar or analogous entity or Governmental Authority in any applicable jurisdiction, or their respective successors. Borrower does not have, sponsor, administer, contribute to, participate in, or assume any liability (including any contingent liability) under any Defined Benefit Plan.

5.10             Use of Proceeds. Borrower shall use of the proceeds of the Credit Extensions solely to (i) refinance all existing Indebtedness of Borrower owing to Bank under the Prior Loan Agreement, (ii) finance the Transition Acquisition, and (iii) as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

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5.11             “Know Your Customer” Information. All materials and information provided to Bank in connection with applicable “know your customer” and AML Legislation are true and correct.

5.12             Full Disclosure. No written representation, warranty or other statement of Borrower in any report, certificate, or written statement submitted to the Financial Statement Repository or otherwise submitted to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written reports, written certificates and written statements submitted to the Financial Statement Repository or otherwise submitted to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the reports, certificates, or written statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.13             Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of any Responsible Officer.

6                     AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1                Government Compliance.

(a)                 Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all material laws, ordinances and regulations to which it is subject.

(b)                Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2                Financial Statements, Reports, Certificates. Provide Bank with the following by submitting to the Financial Statement Repository or otherwise submitting to Bank:

(a)                 [Reserved];

(b)                [Reserved];

(c)                 as soon as available, but no later than thirty (30) days after the last day of each calendar quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such month certified by a Responsible Officer and in a form acceptable to Bank (the “Quarterly Financial Statements”);

(d)                within thirty (30) days after the last day of each month a duly completed Compliance Statement signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

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(e)                 within the earlier of sixty (60) days after the end of each fiscal year of Borrower and contemporaneously with any updates or amendments thereto, (y) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the then-current fiscal year of Borrower, and (z) annual financial projections for the then-current fiscal year (on a quarterly basis), in each case as approved by the Board, together with any related business forecasts used in the preparation of such annual financial projections;

(f)                  as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank;

(g)                at all times that either Borrower is subject to the reporting requirements under the Exchange Act, within five (5) days of filing, copies of all periodic and other reports, proxy statements and other materials filed by Borrower and/or any Guarantor with the SEC or the Canadian equivalent, any Governmental Authority succeeding to any or all of the functions of the SEC or with any national securities exchange, or distributed to its shareholders, as the case may be. Documents required to be delivered pursuant to the terms hereof (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address; provided, however, Borrower shall promptly notify Bank in writing (which may be by electronic mail) of the posting of any such documents;

(h)                within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(i)                  prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Three Hundred Thousand Dollars ($300,000) or more;

(j)                  prompt written notice of any changes to the beneficial ownership information set out in the Perfection Certificate. Borrower understands and acknowledges that Bank relies on such true, accurate and up-to-date beneficial ownership information to meet Bank’s regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers; and

(k)                promptly, from time to time, such other information regarding Borrower or compliance with the terms of any Loan Documents as reasonably requested by Bank.

Any submission by Borrower of a Compliance Statement or any other financial statement submitted to the Financial Statement Repository pursuant to this Section 6.2 or otherwise submitted to Bank shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement or other financial statement, the information and calculations set forth therein are true, accurate and correct, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement or other financial statement, as applicable, (iii) as of the date of such submission, no Events of Default have occurred or are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement or other financial statement, as applicable, (v) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9, and (vi) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

6.3                Intentionally Omitted.

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6.4                Remittance of Proceeds. Deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank in the original form in which received by Borrower not later than the following Business Day after receipt by Borrower, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by Borrower in good faith in an arm’s length transaction for an aggregate purchase price of Three Hundred Thousand Dollars ($300,000) or less (for all such transactions in any fiscal year). Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Bank. Nothing in this Section 6.4 limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

6.5                Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, provincial, and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.9 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.6                Access to Collateral; Books and Records. At reasonable times, on three (3) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books. The foregoing inspections and audits shall be conducted no more often than once every twelve (12) months (or more frequently as Bank in its sole discretion determines that conditions warrant) unless an Event of Default has occurred and is continuing in which case such inspections and audits shall occur as often as Bank shall determine is necessary. The foregoing inspections and audits shall be conducted at Borrower’s expense and the charge therefor shall be One Thousand Dollars ($1,000) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

6.7                Insurance.

(a)                 Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with financially sound and reputable insurance companies that are not Affiliates of Borrower, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as lender loss payee. All liability policies shall show, or have endorsements showing, Bank as an additional insured. Bank shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral.

(b)                Ensure that proceeds payable under any property policy are, at Bank’s option, payable to Bank on account of the Obligations. Notwithstanding the foregoing, (i) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy up to Three Hundred Thousand Dollars ($300,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (A) shall be of equal or like value as the replaced or repaired Collateral and (B) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (ii) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations.

(c)                 At Bank’s request, Borrower shall deliver certified copies of insurance policies and evidence of all premium payments. Each provider of any such insurance required under this Section 6.7 shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Bank, that it will give Bank thirty (30) days prior written notice before any such policy or policies shall be canceled. If Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank deems prudent.

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6.8                Accounts.

(a)                 Maintain its and all of its Subsidiaries’ U.S. operating accounts and excess cash with Bank and Bank’s Affiliates which accounts shall represent at least eighty-five percent (85%) of the dollar value of Borrower’s and such Subsidiaries accounts at all financial institutions (globally). Notwithstanding the foregoing, (i) during the Transition Period, TNI may maintain its accounts (the “TNI Transition Accounts”) listed on the Perfection Certificate with financial institutions other than Bank and no Control Agreements shall be required in connection therewith so long as all amounts in excess of One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate for all such accounts are transferred into an account maintained by Borrower with Bank on the first Business Day of each week, and (ii) for a period of time not to exceed six (6) months after the Effective Date (or such later date as Bank may agree in advance, in writing, in its sole discretion), TNE may maintain any accounts at financial institutions other than Bank so long as the aggregate amount of all assets contained in such accounts does not, at any time, exceed Ten Thousand Dollars ($10,000) (the “TNE Transition Accounts”) and the TNE Transition Accounts are closed and all assets therein transferred to Borrower on or prior to the date that is six (6) months after the Effective Date (or such later date as Bank may agree in advance, in writing, in its sole discretion).

(b)                As soon as possible, but no later than the date that is ninety (90) days after the Effective Date (or such later date as Bank may agree in its sole discretion), Borrower shall obtain any business credit cards, cash management services, or merchant processing services exclusively from Bank.

(c)                 In addition to and without limiting the restrictions in (a), Borrower shall provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. Subject to Section 6.16(b), for each Collateral Account that Borrower at any time maintains, Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to the following so long as Borrower and its Subsidiaries remain in compliance with Section 6.8(a) set forth above at all times: (i) deposit accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Bank by Borrower as such, (ii) any deposit account maintained by a Borrower outside of the United States so long as the aggregate amount of cash in such account does not, at any time, exceed Three Hundred Thousand Dollars ($300,000), (iii) the TNI Transition Accounts, (iv) the PNC Account so long as the same does not, at any time, contain assets with a value equal to or greater than One Hundred Thousand Dollars ($100,000), and (v) the TNE Transition Accounts.

6.9                Financial Covenants. Maintain, at all times, on a consolidated basis:

(a)                 Maximum Leverage Ratio. A maximum Leverage Ratio (tested on the last day of each calendar quarter) of (i) 2.50 to 1.00 for each calendar quarter ending June 30, 2021 through and including September 30, 2022, (ii) 2.25 to 1.00 for each calendar quarter ending December 31, 2022 through and including September 30, 2023, and (iii) 2.00 to 1.00 for the calendar quarter ending December 31, 2023 and each calendar quarter thereafter.

(b)                Minimum Liquidity. Liquidity (tested on the last day of each calendar month) in an aggregate amount at least equal to Five Million Dollars ($5,000,000).

(c)                 Minimum Fixed Charge Coverage Ratio. Fixed Charge Coverage Ratio (tested on the last day of each calendar quarter) of at least 1.25 to 1.00.

6.10             Protection and Registration of Intellectual Property Rights.

(a)                 (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property with any material value; (ii) promptly advise Bank in writing of material infringements or any other event that could reasonably be expected to materially and adversely affect the value of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

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(b)                If Borrower (i) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any Patent or the registration of any Trademark, then Borrower shall, together with the Compliance Statement required under Section 6.2(d), provide written notice thereof to Bank and shall execute such intellectual property security agreements and other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in such property. If Borrower decides to register any Copyrights or mask works in the United States Copyright Office or similar office in any other applicable jurisdiction, Borrower shall: (x) provide Bank with at least fifteen (15) days (or such later date as Bank may agree in advance, in writing, in its sole discretion) prior written notice of Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office or similar office in any other applicable jurisdiction (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Bank may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Bank in the Copyrights or mask works intended to be registered with the United States Copyright Office or similar office in any other applicable jurisdiction; and (z) record such intellectual property security agreement with the United States Copyright Office or similar office in any other applicable jurisdiction contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office or similar office in any other applicable jurisdiction. Borrower shall, together with the Compliance Statement required under Section 6.2(d), provide to Bank copies of all applications that it files for Patents or for the registration of Trademarks, Copyrights or mask works, together with evidence of the recording of the intellectual property security agreement required for Bank to perfect and maintain a first priority perfected security interest in such property.

(c)                 Provide written notice to Bank within thirty (30) days (or such later date as Bank may agree in advance, in writing, in its sole discretion) of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.11             Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank, without expense to Bank, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to Borrower.

6.12             Online Banking.

(a)                 Utilize Bank’s online banking platform for all matters requested by Bank which shall include, without limitation (and without request by Bank for the following matters), uploading information pertaining to Accounts and Account Debtors, requesting approval for exceptions, requesting Credit Extensions, and uploading financial statements and other reports required to be delivered by this Agreement (including, without limitation, those described in Section 6.2 of this Agreement).

(b)                Comply with the terms of Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.

6.13             Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, within thirty (30) days (or such later date as Bank may agree in advance, in writing, in its sole discretion) of the date Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), Borrower shall (a) cause such new Subsidiary that is not a Foreign Subsidiary to provide to Bank a joinder to this Agreement to become a co-borrower hereunder, or a Guaranty to become a Guarantor hereunder, at Bank’s discretion, together with such appropriate financing statements and/or Control Agreements, all in form and substance reasonably satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary (or, in the case of any new Foreign Subsidiary, sixty-five percent (65%) of the voting stock of such Subsidiary) in form and substance reasonably satisfactory to Bank; and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document.

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6.14             Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

6.15             Use of Proceeds. Borrower will not request any Credit Extension, and Borrower shall not use, and shall procure that each other Affiliate and its and their respective directors, officers, employees and agents shall not use, the proceeds of any Credit Extension: (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws; (b) for the purpose of funding, financing or facilitating any prohibited activities, business or transaction of or with any Sanctioned Person; or (c) in any other manner that would result in the violation of any Sanctions.

6.16             Post-Closing Obligations.

(a)                 On or prior to the date that is six (6) months after the Effective Date (or such later date as Bank may agree, in advance, in writing, in its sole discretion), Borrower shall deliver to Bank evidence satisfactory to Bank confirming that TNE has been dissolved and all assets of TNE transferred to Borrower.

(b)                On or prior to the date that is thirty (30) days after the Effective Date (or such later date as Bank may agree, in advance, in writing, in its sole discretion), Borrower shall deliver to Bank evidence satisfactory to Bank of a duly executed Control Agreement with respect to Borrower’s deposit accounts maintained with Royal Bank of Canada.

(c)                 On or prior to the last date of the Transition Period (or such later date as Bank may agree, in advance, in writing, in its sole discretion), Borrower shall deliver to Bank original stock certificates with respect to the ownership interests of TNI and TNE and corresponding undated stock powers executed in blank, in each case, in form and substance satisfactory to Bank.

(d)                On or prior to the last date of the Transition Period (or such later date as Bank may agree, in advance, in writing, in its sole discretion), Borrower shall deliver to Bank evidence satisfactory to Bank of duly executed landlord waivers and bailee agreements in form and substance reasonably satisfactory to Bank with respect to the locations disclosed in the Perfection Certificate to the extent the same would otherwise be required to be delivered pursuant to Section 7.2.

(e)                 On or prior to the date that is thirty (30) days after the Effective Date, Borrower shall deliver to Bank evidence, satisfactory to Bank in its sole discretion, confirming that the insurance policies and endorsements required by Section 6.7 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank.

(f)                  On or prior to the date that is thirty (30) days after the Effective Date, Borrower shall deliver to Bank a landlord waiver with respect to Borrower’s leased location at 7535 Irvine Drive, Suite 100, Irvine, CA 92618 in form and substance satisfactory to Bank.

(g)                On or prior to the date that is thirty (30) days after the Effective Date, Borrower shall deliver to Bank a bailee waiver with respect to Borrower’s lease location at DSV Air & Sea, Inc. 2100 W 195th Street, Torrance, CA 90501 in form and substance satisfactory to Bank.

7                     NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent:

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7.1                Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business of Borrower; (c) consisting of Permitted Liens and Permitted Investments; (d) consisting of the sale or issuance of any stock of Borrower permitted under Section 7.2 of this Agreement; (e) consisting of Borrower’s use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents; (f) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; (g) from any Subsidiary to Borrower and (h) other Transfers in an aggregate amount not to exceed Three Hundred Thousand Dollars ($300,000) in the aggregate per fiscal year.

7.2                Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve except for the liquidation or dissolution of any non-operating Subsidiary of Borrower that is not a secured Guarantor or co-Borrower hereunder with nominal assets and nominal liabilities, so long as all of the assets of such liquidating or dissolving Subsidiary are transferred to a Borrower or secured Guarantor hereunder; (c) fail to provide notice to Bank of any Key Person departing from or ceasing to be employed by Borrower within five (5) Business Days after his or her departure from Borrower; or (d) permit or suffer any Change in Control, provided that only advance written notice of any Change in Control shall be required so long as this Agreement is terminated and all Obligations (other than inchoate indemnity obligations or Bank Services that have been cash collateralized to the satisfaction of Bank) are indefeasibly satisfied in full in cash concurrently with the closing of the transaction effectuating such Change in Control.

Borrower shall not, without at least thirty (30) days (or such later date as Bank may agree in its discretion) prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain individually, less than Five Hundred Thousand Dollars ($500,000) in Borrower’s assets or property or, the aggregate, Two Million Dollars ($2,000,000)) or deliver any portion of the Collateral valued, individually, in excess of Five Hundred Thousand Dollars ($500,000) or Two Million Dollars ($2,000,000) in the aggregate to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, (5) change its chief executive office or its registered office, or (6) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to add any new offices or business locations, including warehouses, containing individually, in excess of Five Hundred Thousand Dollars ($500,000), or Two Million Dollars ($2,000,000) in the aggregate, of Borrower’s assets or property, then the landlord of any such new offices or business locations, including warehouses, shall execute and deliver a landlord consent in form and substance satisfactory to Bank. Subject to Section 6.16(c), if Borrower intends to deliver any portion of the Collateral valued, individually in excess of Five Hundred Thousand Dollars ($500,000) or in the aggregate, in excess of Two Million Dollars ($2,000,000), to a bailee, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.

7.3                Mergers, Amalgamations, or Acquisitions. Merge, amalgamate or consolidate, or permit any of its Subsidiaries to merge, amalgamate or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (including, without limitation, by the formation of any Subsidiary or pursuant to a Division), other than Permitted Acquisitions. A Subsidiary may merge, amalgamate or consolidate into another Subsidiary or into a Credit Party.

7.4                Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5                Encumbrance. Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted herein or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

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7.6                Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.8(c) hereof.

7.7                Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock, provided that Borrower may (i) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) pay dividends solely in common stock; and (iii) repurchase the stock of current or former employees or consultants pursuant to stock repurchase agreements in an aggregate amount for all such repurchases not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) per fiscal year, but only so long as (A) an Event of Default does not exist at the time of any such repurchase and would not exist after giving effect to any such repurchase, and (B) at the time of such repurchase, Borrower delivers to Bank evidence, satisfactory to Bank in its sole discretion, confirming that Borrower’s Leverage Ratio of at least 0.25:1.00 below the then required level (as set forth in Section 6.9(a) above) on a pro forma basis; or (b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary) other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8                Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person except for sales of inventory in the ordinary course of business on fair and reasonable terms consistent with past practices.

7.9                Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to Obligations owed to Bank.

7.10             Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or the Canada Labour Code or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or similar entity or Governmental Authority in any applicable jurisdiction or their respective successors. Borrower shall not establish, sponsor, administer, contribute to, participate in, or assume any liability (including any contingent liability) under any Defined Benefit Plan.

7.11             Subsidiary Assets. Permit the aggregate value of all of the assets held at Borrower’s Subsidiaries and Affiliates that are not co-borrowers or secured Guarantors hereunder to exceed fifteen percent (15%) of the consolidated asset value of Borrower and all of its Subsidiaries and Affiliates at any time.

8                     EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1                Payment Default. Borrower fails to (a) make any payment of principal or interest on any Credit Extension when due, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Revolving Line Maturity Date or the Term Loan Maturity Date). During the cure period, the failure to make or pay any payment specified under clause (b) hereunder is not an Event of Default (but no Credit Extension will be made during the cure period);

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8.2                Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10(c), 6.12, 6.13, or 6.14, or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3                Material Adverse Change. A Material Adverse Change occurs;

8.4                Attachment; Levy; Restraint on Business.

(a)                 (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary), or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; or

(b)                (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting all or any material part of its business;

8.5                Insolvency. (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and is not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6                Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Three Hundred Thousand Dollars ($300,000); or (b) any breach or default by Borrower or Guarantor, the result of which could have a material adverse effect on Borrower’s or any Guarantor’s business; provided, however, that the Event of Default under this Section 8.6 caused by the occurrence of a breach or default under such other agreement shall be cured or waived for purposes of this Agreement upon Bank receiving written notice from the party asserting such breach or default of such cure or waiver of the breach or default under such other agreement, if at the time of such cure or waiver under such other agreement (x) Bank has not declared an Event of Default under this Agreement and/or exercised any rights with respect thereto; (y) any such cure or waiver does not result in an Event of Default under any other provision of this Agreement or any Loan Document; and (z) in connection with any such cure or waiver under such other agreement, the terms of any agreement with such third party are not modified or amended in any manner which could in the good faith business judgment of Bank be materially less advantageous to Borrower or any Guarantor;

8.7                Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least Three Hundred Thousand Dollars ($300,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower by any Governmental Authority, and the same are not, within ten (10) days after the entry, assessment or issuance thereof, discharged, satisfied, or paid, or after execution thereof, stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Credit Extensions will be made prior to the satisfaction, payment, discharge, stay, or bonding of such fine, penalty, judgment, order or decree);

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8.8                Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9                Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement or any applicable subordination or intercreditor agreement;

8.10             Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.6, 8.7, or 8.8 of this Agreement occurs with respect to any Guarantor, (d) the death, liquidation, winding up, or termination of existence of any Guarantor; or (e) (i) a material impairment in the perfection or priority of Bank’s Lien in the collateral provided by Guarantor or in the value of such collateral or (ii) a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations occurs with respect to any Guarantor; or

8.11             Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) causes, or could reasonably be expected to cause, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to have a Material Adverse Change on the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

8.12             Mezzanine Loan Documents. An Event of Default (as defined in the Mezzanine Loan Documents) occurs under any of the Mezzanine Loan Documents.

9                     BANK’S RIGHTS AND REMEDIES

9.1                Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, without notice or demand, do any or all of the following:

(a)                 declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)                stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)                 demand that Borrower (i) deposit cash with Bank in an amount equal to at least one hundred five percent (105.0%) of the Dollar Equivalent of the aggregate face amount of all Letters of Credit remaining undrawn (plus, in each case, all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment)), to secure all of the Obligations relating to such Letters of Credit, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all letter of credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d)                terminate any FX Contracts;

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(e)                 verify the amount of, demand payment of and performance under, and collect any Accounts and General Intangibles, settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, and notify any Person owing Borrower money of Bank’s security interest in such funds. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;

(f)                  make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g)                apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) amount held by Bank owing to or for the credit or the account of Borrower;

(h)                seize, ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(i)                  place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(j)                  demand and receive possession of Borrower’s Books;

(k)                obtain from any court of competent jurisdiction an order for the sale or foreclosure of any or all of the Collateral;

(l)                  appoint in writing a receiver, receiver and manager, interim receiver or manager (in each case, (a “Receiver”) for all or any part of the Collateral who shall be vested with all of the Bank’s rights and remedies under this Agreement, at law or in equity. Any such Receiver, with respect to responsibility for its acts, shall, to the extent permitted by applicable law, be deemed to the agent of Borrower and not the Bank;

(m)               obtain from any court of competent jurisdiction an order for the appointment of a Receiver of a Borrower or of any or all of the Collateral;

(n)                realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, on such terms and conditions as the Bank may deem advisable and at such prices as it may deem best; and

(o)                exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

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9.2                Power of Attorney. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable following the occurrence of an Event of Default, to: (a) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) demand, collect, sue, and give releases to any Account Debtor for monies due, settle and adjust disputes and claims about the Accounts directly with Account Debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses); (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and the Loan Documents have been terminated. Bank’s foregoing appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and the Loan Documents have been terminated.

9.3                Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4                Application of Payments and Proceeds. Bank shall have the right to apply in any order any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations. Bank shall pay any surplus to Borrower by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, directly or indirectly, enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5                Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Bank, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6                No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7                Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

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9.8                Borrower Liability. Any Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints each other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be jointly and severally obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Each Borrower waives (a) any suretyship defenses available to it under the Code or any other applicable law, including, without limitation, the benefit of California Civil Code Section 2815 permitting revocation as to future transactions and the benefit of California Civil Code Sections 1432, 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, and 2899 and 3433, and (b) any right to require Bank to: (i) proceed against any Borrower or any other person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Agreement or other related document and subject to the laws of the relevant jurisdiction, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 9.8 shall be null and void. If any payment is made to a Borrower in contravention of this Section 9.8, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

10                  NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or email address indicated below. Bank or Borrower may change its mailing or electronic mail address by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	Lantronix, Inc.
7535 Irvine Center Drive, Suite 100
Irvine, CA 92618
Attn: Jeremy Whitaker, CFO
Email: jeremy.whitaker@lantronix.com
Website URL: www.lantronix.com

With a copy to:	Lantronix, Inc.
7535 Irvine Center Drive, Suite 100
Irvine, CA 92618
Attn: David Goren, Vice President
Email: legal@lantronix.com

If to Bank:	Silicon Valley Bank
3003 Tasman Drive HG 150
Santa Clara, CA 95054
Attn: Will Deevy
Email: wdeevy@svb.com

With a copy to:	DLA Piper, LLP
401 B Street, Suite 1700
San Diego, CA 92101
Attn: Laurie Hutchins, Partner
Email: laurie.hutchins@us.dlapiper.com

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11                  CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

Except as otherwise expressly provided in any of the Loan Documents, California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure Sections 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure Section 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

This Section 11 shall survive the termination of this Agreement.

12                  GENERAL PROVISIONS

12.1             Termination Prior to Maturity Date; Survival. All covenants, representations and warranties made in this Agreement shall continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied. So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations, and any other obligations which, by their terms, are to survive the termination of this Agreement, and any Obligations under Bank Services Agreements that are cash collateralized in accordance with Section 4.1 of this Agreement), this Agreement may be terminated prior to the Revolving Line Maturity Date and the Term Loan Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank. Those obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination. No termination of this Agreement shall in any way affect or impair any right or remedy of Bank, not shall any such termination relieve Borrower of any Obligation to Bank, until all of the Obligations have been paid and performed in full. Those Obligations that are expressly specified in this Agreement as surviving this Agreement’s termination shall continue to survive notwithstanding this Agreement’s termination and payment in full of the Obligations then outstanding.

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12.2             Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s discretion). Bank has the right, without the consent of or notice to Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents (the holder of such interest, an “Assignee”). Bank, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a register for the recordation of the names and addresses of any Assignee, and principal amounts of (and stated interest on) the Advances or Term Loan Advances owing to, each such Assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, Bank and any Assignee shall treat each person whose name is recorded in the Register pursuant to the terms hereof as the lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Assignee, at any reasonable time and from time to time upon reasonable prior notice.

12.3             Indemnification. Borrower agrees to indemnify, defend and hold Bank and its directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank (each, an “Indemnified Person”) harmless against: (i) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (ii) all losses or expenses (including Bank Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

This Section 12.3 shall survive until all statutes of limitation with respect to the Claims, losses, and expenses for which indemnity is given shall have run.

12.4             Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5             Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6             Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

12.7             Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, or release, or consent to the transfer of, any Collateral shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents. In the event any provision of any other Loan Document is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall exclusively control.

12.8             Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.9             Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Bank, collectively, “Bank Entities”); (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain (other than as a result of its disclosure by Bank in violation of this Agreement) after disclosure to Bank; or (ii) disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

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Bank Entities may use anonymous forms of confidential information for aggregate datasets, for analyses or reporting, and for any other uses not expressly prohibited in writing by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.10         Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11         Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or equivalent legislation in another jurisdiction.

(a)                 Right of Setoff. Borrower hereby grants to Bank a Lien and a right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a subsidiary of Bank) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may setoff the same or any part thereof and apply the same to any liability or Obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

(b)                Bank may set off any matured obligation due from TNE under the Loan Documents against any matured obligation owed by Bank to TNE, regardless of the place of payment, banking branch or currency of either obligation. Further, TNE authorizes Bank to apply (without prior notice) any credit balance (whether or not then due) to which TNE is at any time beneficially entitled on any account at, any sum held to its order by and/or any liability or obligation (whether or not matured) of, any office of Bank in or towards satisfaction of any sum then due and payable by it to Bank under the Loan Documents and unpaid. For these purposes, Bank may convert one currency into another, provided that nothing in this Section 12.12 shall be effective to create a charge. Bank shall not be obliged to exercise any of its rights under this Section 12.12, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right (including the benefit of the Loan Documents) to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

12.12         Anti-Terrorism Law. Bank hereby notifies Borrower that, pursuant to the requirements of Anti-Terrorism Law, it may be required to obtain, verify and record information that identifies Borrower, which information may include the name and address of Borrower and other information that will allow Bank to identify Borrower in accordance with Anti-Terrorism Law. Borrower hereby agrees to take any action necessary to enable Bank to comply with the requirements of Anti-Terrorism Law.

12.13         Québec Matters. For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” , “reservation of ownership” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under the Code shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “construction liens” or “mechanics, materialmen, repairmen, construction contractors or other like Liens” shall include “legal hypothecs” and “legal hypothecs in favour of persons having taken part in the construction or renovation of an immovable”, (l) “joint and several” shall include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (o) “easement” shall include “servitude”, (p) “priority” shall include “rank” or “prior claim”, as applicable (q) “survey” shall include “certificate of location and plan”, (r) “state” shall include “province”, (s) “fee simple title” shall include “absolute ownership” and “ownership” (including ownership under a right of superficies), (t) “accounts” shall include “claims”, (u) “legal title” shall be including “holding title on behalf of an owner as mandatory or prete-nom”, (v) “ground lease” shall include “emphyteusis” or a “lease with a right of superficies, as applicable, (w) “leasehold interest” shall include a “valid lease”, (x) “lease” shall include a “leasing contract” and (y) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

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12.14         Permitted Liens. For the avoidance of doubt, any reference to a Permitted Lien shall not serve to subordinate or postpone any Lien created by any Loan Document to such Permitted Lien.

12.15         Judgement Currency. The obligations of Borrower hereunder and under the other Loan Documents to make payments in Dollars (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by Bank of the full amount of the Obligation Currency expressed to be payable to Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Borrower or Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be the Dollar Equivalent amount, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”). If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Dollar Equivalent amount on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the Dollar Equivalent Amount on the Judgment Currency Conversion Date. Any amount due from a Borrower or Guarantor under this Section 12.16 shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under this Agreement or in respect of any of the Loan Documents. For purposes of determining the Dollar Equivalent amount, such amount shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

12.16         Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.17         Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.18         Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.19         Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

12.20         Effect of Amendment and Restatement. This Agreement is intended to and does completely amend and restate, without novation, the Prior Loan Agreement and Bank hereby waives any existing defaults thereunder. All security interests granted by Borrower under the Prior Loan Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

12.21         Patriot Act. Bank hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower and each of its Subsidiaries, which information includes the names and address of Borrower and each of its Subsidiaries and other information that will allow Bank, as applicable, to identify Borrower and each of its Subsidiaries in accordance with the USA PATRIOT Act.

13                  DEFINITIONS

13.1             Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

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“Account” is, as to any Person, any “account” of such Person as “account” is defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to such Person.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Additional Costs” is defined in Section 3.7(a).

“Adjusted EBITDA” shall mean (a) EBITDA, plus (b) non-cash compensation expense (including deferred non-cash compensation expense), arising from the sale or issuance of equity interests, the granting of stock options, and the granting of stock appreciation rights and similar arrangements (including any repricing, amendment, modification, substitution, or change of any such equity interests, stock option, stock appreciation rights, or similar arrangements) minus the amount of any such expenses or charges when paid in cash to the extent not deducted in the computation of net earnings (or loss), plus (c) up to Two Million Five Hundred Thousand Dollars ($2,500,000) in costs, restructuring charges and lease exit costs incurred in connection with the Transition Acquisition, plus (d) the amount of net cost savings, net operating expense reductions and other net operating improvements and synergies projected by Borrower in good faith to be realized (calculated on a pro forma basis) as a result of actions taken or to be taken in connection with the Transition Acquisition, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of Adjusted EBITDA from such actions; provided, however, that the dollar amount of the value of the items set forth in this clause (d) shall not, at any time, exceed thirty-five percent (35%) of the dollar amount of total Adjusted EBITDA (determined prior to the application of any forecasted synergies projected in connection with the Transition Acquisition), plus (e) with respect to consummated Permitted Acquisitions (or up to up to Five Hundred Thousand Dollars ($500,000) in the aggregate in connection with unconsummated Permitted Acquisitions), fees or charges owed to any Person for services performed by such Person in connection with such Permitted Acquisition and other out of pocket costs and expense incurred in connection with such Permitted Acquisition, in each case incurred prior to or within 180 days after the consummation (or, in the case of unconsummated transactions, the proposed date of consummation) of such Permitted Acquisition, plus (f) with respect to any Permitted Acquisitions: (1) non-cash purchase accounting adjustments, including, without limitation, a dollar for dollar adjustment for that portion of revenue that would have been recorded in the relevant period had the balance of deferred revenue (unearned income) recorded on the closing balance sheet and before application of purchase accounting not been adjusted downward to fair value to be recorded on the opening balance sheet in accordance with GAAP purchase accounting rules; and (2) non-cash adjustments in accordance with GAAP purchase accounting rules under FASB Statement No. 141 and EITF Issue No. 01-3, in the event that such an adjustment is required by independent auditors, in each case, as determined in accordance with GAAP, plus (g) reasonable and customary fees, costs, charges and expenses, in respect of earn-outs incurred in connection with any Permitted Acquisition to the extent permitted to be incurred under this Agreement that are required by the application of FAS 141R to be and are expensed by Borrower and its Subsidiaries, (h) other non-cash items acceptable to Bank, minus (i) capitalized software development expenses.

“Administrator” is an individual that is named:

(a)        as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

(b)        as an Authorized Signer of Borrower in an approval by the Board.

“Advance” or “Advances” means a revolving credit loan (or revolving credit loans) under the Revolving Line.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“AML Legislation” means the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” Applicable Laws, whether within Canada or elsewhere, including any regulations, guidelines or orders thereunder.

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“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower and its Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the Corruption of Foreign Public Officials Acts (Canada) and the U.S. Foreign Corrupt Practices Act.

“Anti-Terrorism Law” means any law relating to terrorism or money-laundering, including Executive Order No. 13224, the USA Patriot Act and AML Legislation.

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Term Loan Principal Payment Amount” is (i) Four Hundred Thirty-Seven Thousand Five Hundred Dollars ($437,500) for the principal payments due on the first day of each quarter beginning September 1, 2021 through and including June 1, 2023, and (ii) Six Hundred Fifty-Six Thousand Two Hundred Fifty Dollars ($656,250) for the principal payments due on the first day of each quarter beginning September 1, 2023 through the Term Loan Maturity Date.

“Assignee” is defined in Section 12.2.

“Authorized Signer” is any individual listed in Borrower’s Borrowing Resolution who is authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of Borrower.

“Availability Amount” is (a) the amount available under the Revolving Line minus (b) the aggregate Dollar Equivalent amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, and minus (c) the outstanding principal balance of any Advances.

“Bank” is defined in the preamble hereof.

“Bank Entities” is defined in Section 12.9.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable and documented attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower or any Guarantor.

“Bank Services” are any products, credit services, and/or financial accommodations previously, now, or hereafter provided to Borrower or any of its Subsidiaries by Bank or any Bank Affiliate, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services as any such products or services may be identified in Bank’s various agreements related thereto (each, a “Bank Services Agreement”) and shall include, without limitation, any Letters of Credit pursuant to Section 2.2.

“Bank Services Agreement” is defined in the definition of Bank Services.

“BIA” means the Bankruptcy and Insolvency Act (Canada).

“Board” is Lantronix’s board of directors or other equivalent governing body.

“Borrower” is defined in the preamble hereof.

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“Borrower’s Books” are all Borrower’s books and records including ledgers, federal, state, and provincial tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s board of directors (and, if required under the terms of such Person’s Operating Documents, stockholders) and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary (or other senior officer) on behalf of such Person certifying (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that set forth as a part of or attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents, including making (and executing if applicable) any Credit Extension request, on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed, except that if any determination of a “Business Day” shall relate to a LIBOR Advance, the term “Business Day” shall also mean a day on which dealings are carried on in the London interbank market.

“Canadian Borrower” means collectively, Lantronix Taiwan and Lantronix ULC.

“Canadian Subsidiary” means a Subsidiary organized under the laws of Canada or any province thereof.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by (i) the United States or any agency or any State, or (ii) Canada or any agency or any Province thereof, thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from Standard & Poor’s Ratings Group, Moody’s Investors Service, Inc., or DBRS; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Change in Control” means (a) at any time after the Effective Date, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the ordinary voting power for the election of directors of Borrower (determined on a fully diluted basis) other than by the sale of Borrower’s equity securities in a public offering or to venture capital or private equity investors so long as Borrower identifies to Bank the venture capital or private equity investors at least seven (7) Business Days prior to the closing of the transaction and provides to Bank a description of the material terms of the transaction; (b) during any period of twelve (12) consecutive months, a majority of the members of the Board cease to be composed of individuals (i) who were members of the Board on the first day of such period, (ii) whose election or nomination to the Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board or (iii) whose election or nomination to the Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board; or (c) at any time, Borrower shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100%) of each class of outstanding capital stock of each subsidiary of Borrower free and clear of all Liens (except Liens created by this Agreement).

“Chattel Paper” shall have the meaning given to such term in the PPSA.

“Claims” is defined in Section 12.3.

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“Code” is (a) with respect to any assets located in the United States, the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions, and (b) with respect to any assets located in Canada, the PPSA; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the PPSA or equivalent legislation in effect in a provincial jurisdiction other than British Columbia, including, without limitation, the Civil Code of Quebec, the term “Code” shall mean the PPSA or equivalent legislation as enacted and in effect in such other province solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account of a Borrower or Guarantor.

“Commodity Account” is any “commodity account” or a “futures account”, in each case, as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Statement” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Continuation Date” means any date on which Borrower continues a LIBOR Advance into another Interest Period.

“Contracts” means all contracts, licenses and agreements to which Borrower is at any time a party or pursuant to which Borrower has at any time acquired rights, as such contracts, licenses and agreements may from time to time be amended or restated and includes (a) all rights of Borrower to receive money due and to become due to it in connection with a contract, license or agreement, (b) all rights of Borrower to damages arising out of, or for breach or default in respect of, a contract, license or agreement and (c) all rights of Borrower to perform and exercise all remedies in connection with a contract, license or agreement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary or a futures intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Conversion Date” means any date on which Borrower converts a Prime Rate Advance to a LIBOR Advance or a LIBOR Advance to a Prime Rate Advance.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

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“Credit Extension” is any Advance, Overadvance, Term Loan Advance, Letter of Credit, FX Contract, or any other extension of credit by Bank for Borrower’s benefit.

“CSI” is Communication Systems, Inc., a Minnesota corporation.

“Default Rate” is defined in Section 2.3(b).

“Defined Benefit Plan” means a pension plan registered under the Income Tax Act (Canada), the Pension Benefits Act (Ontario) or any other applicable pension standards legislation which contains a “defined benefit provision”, as such term is defined in subsection 147.1(1) of the Income Tax Act (Canada).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is the account number ending 468 (last three digits) maintained by Borrower with Bank (provided, however, if no such account number is included, then the Designated Deposit Account shall be any deposit account of Borrower maintained with Bank as chosen by Bank).

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Dollar Equivalent” is, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount therefor in Dollars as determined by Bank at such time on the basis of the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States or any state or territory thereof or the District of Columbia.

“EBITDA” shall mean (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) tax expense based on income, profits or capital, including federal, foreign, state, franchise and similar taxes (and for the avoidance of doubt, specifically excluding any sales taxes or any other taxes held in trust for a Governmental Authority).

“Effective Date” is defined in the preamble hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

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“Exchange Act” is the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Bank or required to be withheld or deducted from a payment to the Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Bank being organized under the laws of, having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Bank with respect to an applicable interest in an Advance or Term Loan Advance pursuant to a law in effect on the date on which (i) the Bank acquires such interest, or (ii) the Bank changes its lending office, (c) Taxes attributable to the Bank’s failure to comply with Section 2.6(b) and (d) any withholding Taxes imposed under FATCA.

“Existing Borrower” is defined in the preamble of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Fee Letter” means that certain Fee Letter executed by Borrower and Bank dated as of April 28, 2021.

“Financial Statement Repository” is each of (a) Bank’s e-mail address specified in Section 10 or such other means of collecting information approved and designated by Bank after providing notice thereof to Borrower from time to time and (b) Bank’s online banking platform as described in Section 6.12.

“Fixed Charge Coverage Ratio” means, as of the last day of each calendar quarter, a ratio of (a) Borrower’s Adjusted EBITDA (measured on a trailing twelve (12) month basis), minus (i) Unfinanced Capital Expenditures, (ii) any dividends, distributions made during the applicable measuring period, (iii) capitalized software and (iv) federal and state income taxes actually paid/payable in cash, divided by (b) principal and interest payments on all Indebtedness owing by Borrower under this Agreement, the Mezzanine Loan Agreement and any other Indebtedness (including, but not limited to Subordinated Debt), determined on a trailing twelve (12) months basis. For the avoidance of doubt, payments of principal and interest on all Indebtedness set forth in clause (b) above shall be annualized for the first twelve (12) months following the Effective Date or until there are four quarters of interest payments included in such calculation.

“Foreign Currency” means lawful money of a country other than the United States.

“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary or a Canadian Subsidiary.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“FX Contract” is any foreign exchange contract by and between Borrower and Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, which could include Canadian accounting standards for private enterprises.

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“General Intangibles” is all “general intangibles” or “intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” is any Person providing a Guaranty in favor of Bank.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Holding” is defined in the preamble hereof.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Indemnified Person” is defined in Section 12.3.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, the BIA, the Companies’ Creditors Arrangement Act (Canada), or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following:

(a)                 its Copyrights, Trademarks and Patents;

(b)                any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how and operating manuals;

(c)                 any and all source code;

(d)                any and all design rights which may be available to such Person;

(e)                 any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)                  all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

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“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Credit Extension and other Indebtedness of Borrower and its Subsidiaries, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

“Interest Payment Date” means, with respect to any LIBOR Advance, the last day of each Interest Period applicable to such LIBOR Advance and, with respect to Prime Rate Advances, the Payment Date.

“Interest Period” means, as to any LIBOR Advance, the period commencing on the date of such LIBOR Advance, or on the conversion/continuation date on which the LIBOR Advance is converted into or continued as a LIBOR Advance, and ending on the date that is one (1), three (3) or six (6) months thereafter, in each case as Borrower may elect in the applicable Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that (a) no Interest Period with respect to any LIBOR Advance shall end later than the Revolving Line Maturity Date for any Advances that are LIBOR Advances or Term Loan Maturity Date if the Term Loan Advance is a LIBOR Advance, (b) the last day of an Interest Period shall be determined in accordance with the practices of the LIBOR interbank market as from time to time in effect, (c) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Advance, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day, (d) any Interest Period pertaining to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (e) interest shall accrue from and include the first Business Day of an Interest Period but exclude the last Business Day of such Interest Period.

“Interest Rate Determination Date” means each date for calculating the LIBOR for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Advance.

“Intrinsyc Software” is defined in the preamble hereof.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“IP Agreement” is that certain Intellectual Property Security Agreement between Borrower and Bank dated as of the Effective Date, as may be amended, modified or restated from time to time.

“Key Person” is each of Borrower’s (a) Chief Executive Officer, who is Paul Pickle as of the Effective Date, and (b) Chief Financial Officer, who is Jeremy Whitaker as of the Effective Date.

“Lantronix” is defined in the preamble hereof.

“Lantronix Taiwan” is defined in the preamble hereof.

“Lantronix ULC” is defined in the preamble hereof.

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“Lender Intercreditor Agreement” is, collectively, any and all intercreditor agreements, master arrangement agreements or similar agreements by and between SVB Capital and Bank, as each may be amended from time to time in accordance with the provisions thereof.

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.2.

“Letter of Credit Application” is defined in Section 2.2(b).

“Letter of Credit Reserve” is defined in Section 2.2(e).

“Leverage Ratio” means a ratio of (a) Senior Debt to (b) Borrower’s and its Subsidiaries’ consolidated trailing twelve (12) month Adjusted EBITDA.

“LIBOR” means, for any Interest Rate Determination Date with respect to an Interest Period for any Advance to be made, continued as or converted into a LIBOR Advance, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 0.00001%) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior to the first day of such Interest Period for a period approximately equal to such Interest Period and in an amount approximately equal to the amount of such Advance; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBOR Advance” means an Advance or Term Loan Advance that bears interest based at the LIBOR Rate.

“LIBOR Rate” means, for each Interest Period, the greater of (a) in respect of LIBOR Advances comprising part of the same Advance(s) or Term Loan Advance, an interest rate per annum (rounded upward, if necessary, to the nearest 0.00001%) equal to LIBOR for such Interest Period divided by one (1) minus the Reserve Requirement for such Interest Period, or (b) one half of one percent (0.50%).

“LIBOR Rate Margin” means, as of any date of determination, (a) if Borrower’s Leverage Ratio is less than 1.00:1.00, three percent (3.00%), (b) if Borrower’s Leverage Ratio is greater than or equal to 1.00:1.00, but less than 2.00:1.00, three and one-half percent (3.50%), and (c) if Borrower’s Leverage Ratio is greater than or equal to 2.00:1.00, four percent (4.00%). 1

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Liquidity” is, at any time, the sum of (a) the aggregate amount of unrestricted and unencumbered (except for Liens in favor of Bank or SVB Capital) cash and Cash Equivalents at Bank, Bank’s Affiliates and any other Collateral Accounts subject to a Control Agreement in favor of Bank plus (b) the Availability Amount.

“Loan Documents” are, collectively, this Agreement and any schedules, exhibits, certificates, notices, and any other documents related to this Agreement, the Fee Letter, the IP Agreement, any Bank Services Agreement, any subordination agreement, any note, or notes or guaranties executed by Borrower or any Guarantor, and any other present or future agreement by Borrower and/or any Guarantor with or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

________________

1 NTD: Duplicative of 2.3(c).

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“Mezzanine Loan Agreement” means that certain Mezzanine Loan and Security Agreement by and among Borrower, and SVB Capital dated as of the Effective Date as the same may be amended, modified, supplemented and or restated from time to time in accordance with the terms thereof.

“Mezzanine Loan Documents” means all of the “Loan Documents” (as such term is defined in the Mezzanine Loan Agreement).

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries for any period as at any date of determination, the net profit (or loss), after provision for taxes, of Borrowers and its Subsidiaries for such period taken as a single accounting period.

“Non-U.S. Lender” is defined in Section 2.6(b).

“Notice of Borrowing” means a notice given by Borrower to Bank in accordance with Section 3.4(a), substantially in the form of Exhibit D, with appropriate insertions.

“Notice of Conversion/Continuation” means a notice given by Borrower to Bank in accordance with Section 3.5, substantially in the form of Exhibit E, with appropriate insertions.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, fees, Bank Expenses, the Unused Revolving Line Facility Fee, and other amounts Borrower owes Bank now or later, whether under this Agreement, the other Loan Documents, or otherwise, including, without limitation, all obligations relating to Bank Services and interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank, and to perform Borrower’s duties under the Loan Documents.

“OFAC” is the Office of Foreign Assets Control of the United States Department of the Treasury and any successor thereto.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Other Connection Taxes” means, with respect to the Bank, Taxes imposed as a result of a present or former connection between the Bank and the jurisdiction imposing such Tax (other than connections arising from the Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance, Term Loan Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overadvance” is defined in Section 2.1.1(c) hereof.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment/Advance Form” is that certain form in the form attached hereto as Exhibit C.

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“Payment Date” is (a) with respect to the Term Loan Advance, the first (1st) calendar day of each calendar quarter, and (b) with respect to Advances, the last calendar day of each calendar month.

“Perfection Certificate” is defined in Section 5.1.

“Permits” means all permits, licenses, authorizations, approvals, franchises, rights of way, easements and entitlements that Borrower has, requires or is required to have, to own, possess or operate any of its property or to operate and carry on any part of its business.

“Permitted Acquisition” is (i) the Transition Acquisition and (ii) any transaction or series of related transactions with any other Person whereby Borrower merges or consolidates with such Person, acquires all of the ownership interests in such Person, or acquires all or substantially all of the assets of such Person, and that meets the following requirements:

(a)                 Bank shall receive at least ten (10) Business Days’ prior written notice of each such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition, and such other financial information, financial analysis, documentation or other information relating to such Permitted Acquisition as Bank shall reasonably request;

(b)                no Event of Default has occurred and is continuing or would exist after giving effect to each such Permitted Acquisition, and Borrower shall demonstrate compliance, both before and after (on a pro forma basis) giving effect to such Permitted Acquisition, with the terms of this Agreement (including without limitation, compliance with the financial covenants set forth in this Agreement) and including a Leverage Ratio of at least 0.25:1.00 below the then required level (as set forth in Section 6.9(a) herein) on a pro forma basis;

(c)                 such Permitted Acquisition shall only involve assets comprising a business, or those assets of a business, in substantially the same business or lines of business in which Borrower is engaged;

(d)                all Permitted Acquisitions must be non-hostile in nature and accretive on a consolidated basis;

(e)                 such transaction shall be consensual and shall have been approved by the target’s governing board;

(f)                  all transactions in connection therewith shall be consummated in accordance with applicable law;

(g)                no additional Indebtedness (other than Subordinated Debt or unsecured earnout payments) shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Borrower and target after giving effect to such Permitted Acquisition;

(h)                the entity or assets acquired in such Permitted Acquisition shall not be subject to any Lien other than Permitted Liens; and

(i)                  if the target is not merged with and into Borrower then, within twenty (20) days (or such later date as Bank, may agree in advance in writing in its sole discretion) following the consummation of such Permitted Acquisition, Borrower and the target shall have executed such documents and taken such actions as may be required under Section 6.13.

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“Permitted Indebtedness” is:

(a)                 Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b)                Indebtedness incurred under the Mezzanine Loan Documents;

(c)                 Indebtedness existing on the Effective Date which is shown on the Perfection Certificate;

(d)                Subordinated Debt;

(e)                 unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(f)                  Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(g)                Indebtedness secured by Permitted Liens;

(h)                Indebtedness in connection with Permitted Investments;

(i)                  contingent liabilities in respect of any earn-outs incurred in connection with the consummation of one or more Permitted Acquisitions (subject at all times to the consideration limitations set forth in the definition of Permitted Acquisitions);

(j)                  other unsecured Indebtedness in an aggregate amount not to exceed Three Hundred Thousand Dollars ($300,000) at any one time outstanding;

(k)                for a period of time not to exceed ninety (90) days after the Effective Date, unsecured Indebtedness incurred in the ordinary course of business due and owing in connection with credit cards, credit card processing services, debit cards, stored value cards, or commercial cards (including so-called “purchase cards”, “procurement cards” or “p-cards”) (collectively, the “Credit Card Services”) provided by financial institutions other than Bank in an aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000); and

(l)                  extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (j) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)                 Investments (including, without limitation, Subsidiaries) existing on the Effective Date which are shown on the Perfection Certificate;

(b)                Investments consisting of Cash Equivalents;

(c)                 Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)                Investments consisting of deposit accounts (but only to the extent that Borrower or any of its Subsidiaries is permitted to maintain such accounts pursuant to Section 6.8 of this Agreement) in which Bank has a first priority perfected security interest to the extent required by the terms of Section 6.8 hereof;

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(e)                 Investments accepted in connection with Transfers permitted by Section 7.1;

(f)                  Investments (i) by a Borrower or secured Guarantor hereunder in another Borrower or secured Guarantor hereunder, (ii) by Borrower in Subsidiaries that are not either co-Borrowers or secured Guarantors hereunder not to exceed One Million Dollars ($1,000,000) in the aggregate in any calendar month (unless Bank, in its sole discretion, agrees to a higher monthly amount in advance, in writing), and (iii) by Subsidiaries that are not co-Borrowers or secured Guarantors hereunder in other Subsidiaries that are not co-Borrowers or secured Guarantors hereunder or in Borrower;

(g)                Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by the Board;

(h)                Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(i)                  Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of Borrower in any Subsidiary;

(j)                  deposits of cash made prior to the Effective Date in the ordinary course of business to secure performance of operating leases (other than Indebtedness for borrowed money) in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000); and

(k)                other Investments not otherwise permitted by Section 7.7 not exceeding Three Hundred Fifty Thousand Dollars ($350,000) in the aggregate in any twelve-month period.

“Permitted Liens” are:

(a)                 Liens existing on the Effective Date which are shown on the Perfection Certificate or arising under this Agreement, the other Loan Documents or the Mezzanine Loan Documents;

(b)                Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on Borrower’s Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c)                 purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Dollars ($100,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d)                Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed One Hundred Fifty Thousand Dollars ($150,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

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(e)                 Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)                  Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)                leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest therein;

(h)                non-exclusive licenses of Intellectual Property granted to third parties in the ordinary course of business;

(i)                  Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.4 and 8.7;

(j)                  Liens on up to Five Hundred Thousand Dollars ($500,000) of deposits of cash made prior to the Effective Date in the ordinary course of business to secure performance of operating leases;

(k)                for a period of time not to exceed six (6) months after the Effective Date, Liens in favor of HSBC Bank PLC securing up to Twenty-Five Thousand Dollars ($25,000) of Indebtedness owing from Net2Edge Limited to HSBC Bank PLC in connection with certain corporate credit cards provided by HSBC Bank PLC to Net2EdgeLimited; and

(l)                  Liens in favor of other financial institutions arising in connection with Borrower’s deposit and/or securities accounts held at such institutions, provided that (i) Bank has a first priority perfected security interest in the amounts held in such deposit and/or securities accounts and (ii) such accounts are permitted to be maintained pursuant to Section 6.8 of this Agreement.

“Person” is any individual, sole proprietorship, partnership, limited liability company, unlimited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PPSA” means the Personal Property Security Act (British Columbia) as amended and as may be further amended and in effect from time to time.

“Prime Rate” means the greater of (a) the rate of interest per annum from time to time published in the money rates section of The Wall Street Journal or any successor publication thereto as the “prime rate” then in effect; provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement; and provided further that if such rate of interest, as set forth from time to time in the money rates section of The Wall Street Journal, becomes unavailable for any reason as determined by Bank, the “Prime Rate” shall mean the rate of interest per annum announced by Bank as its prime rate in effect at its principal office in the State of California (such Bank announced Prime Rate not being intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to debtors); provided that, in the event such rate of interest is less than zero, such rate shall be deemed to be zero for purposes of this Agreement, or (b) three and one quarter percent (3.25%).

“Prime Rate Advance” means an Advance or Term Loan Advance that bears interest based at the Prime Rate.

“Prime Rate Margin” means, as of any date of determination, (a) if Borrower’s Leverage Ratio is less than 1.00:1.00, one and one half percent (1.50%), (b) if Borrower’s Leverage Ratio is greater than or equal to 1.00:1.00, but less than 2.00:1.00, two percent (2.00%), and (c) if Borrower’s Leverage Ratio is greater than or equal to 2.00:1.00, two and one half (2.50%).

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“Prior Loan Agreement” is defined in the recitals to this Agreement.

“Quarterly Financial Statements” is defined in Section 6.2(c).

“Receiver” is defined in Section 9.1(f).

“Register” is defined in Section 12.2.

“Registered Organization” is any “registered organization” as defined in the Code, as applicable, with such additions to such term as may hereafter be made.

“Regulatory Change” means, with respect to Bank, any change on or after the date of this Agreement in United States federal, state, or foreign laws or regulations, including Regulation D, or the adoption or making on or after such date of any interpretations, directives, or requests applying to a class of lenders including Bank, of or under any United States federal or state, or any foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Requirement” means, for any Interest Period, the average maximum rate at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D against “Eurocurrency liabilities” (as such term is used in Regulation D) by member banks of the Federal Reserve System. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by Bank by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which the LIBOR Rate is to be determined as provided in the definition of LIBOR or (b) any category of extensions of credit or other assets which include Advances or the Term Loan Advance.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in its good faith business judgment, reducing the amount of Advances and other financial accommodations which would otherwise be available to Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s reasonable belief that any collateral report or financial information furnished by or on behalf of Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral.

“Revolving Line” is an aggregate principal amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000).

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“Revolving Line Maturity Date” is August 2, 2025.

“Sanctioned Person” means a Person that: (a) is listed on any Sanctions list maintained by OFAC or any similar Sanctions list maintained by any other Governmental Authority having jurisdiction over Borrower; (b) is located, organized, or resident in any country, territory, or region that is the subject or target of Sanctions; or (c) is 50.0% or more owned or controlled by one (1) or more Persons described in clauses (a) and (b) hereof.

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by the United States government and any of its agencies, including, without limitation, OFAC and the U.S. State Department, or any other Governmental Authority having jurisdiction over Borrower.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Senior Debt” means all Obligations owing from Borrower to Bank, but specifically excluding outstanding Bank Expenses and any amounts owing to Bank in connection with outstanding Bank Services.

“Subordinated Debt” is indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower, (b) a subsidiary as defined in Section 1159 of the United Kingdom Companies Act 2006; or (c) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 1162 of the United Kingdom Companies Act 2006.

“SVB Capital” means collectively, (a) SVB INNOVATION CREDIT FUND VIII, L.P., a Delaware limited partnership, (b) INNOVATION CREDIT FUND VIII-A, L.P., a Delaware limited partnership and any of their Affiliates.

“Taxes” is defined in Section 2.6(a).

“Term Loan Advance” is defined in Section 2.1.2(a) of this Agreement.

“Term Loan Maturity Date” is August 2, 2025.

“TNI” is defined in the preamble hereof.

“TNI Transition Account” is defined in Section 6.8(a).

“TNE” means Transition Networks Europe Limited, a private limited company incorporated in England and Wales.

“TNE Transition Account” is defined in Section 6.8(a).

47

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

“Transition Acquisition” means Lantronix’s acquisition of (i) all of the outstanding shares of TNI and (ii) the entire issued share capital of TNE, in each case pursuant to the Transition Purchase Agreement.

“Transition Period” is the period of time from the Effective Date through the date that is ninety (90) days after the Effective Date (or such later date as Bank may agree in its sole discretion).

“Transition Purchase Agreement” is that certain Securities Purchase Agreement by and between Lantronix and CSI, dated as of April 28, 2021.

“Unfinanced Capital Expenditures” shall mean, for any period, cash capital expenditures for such period including any capitalized software expenses paid in cash.

“Unused Revolving Line Facility Fee” is defined in Section 2.4(b).

[Balance of Page Intentionally Left Blank]

48

IN WITNESS WHEREOF, this Agreement and all documents executed in connection therewith, or relating thereto, have been negotiated, prepared and deemed to be executed by Borrower in the United States of America. In addition, this Agreement is being executed under the laws of the State of California as of the Effective Date.

BORROWER:

LANTRONIX, INC.

By: /s/ Jeremy Whitaker

Name: Jeremy Whitaker

Title: Chief Financial Officer

LANTRONIX HOLDING COMPANY

By: /s/ Jeremy Whitaker

Name: Jeremy Whitaker

Title: Chief Financial Officer

LANTRONIX CANADA, ULC

By: /s/ Jeremy Whitaker

Name: Jeremy Whitaker

Title: Chief Financial Officer

LANTRONIX TECHNOLOGIES CANADA (TAIWAN) LTD.

By: /s/ Jeremy Whitaker

Name: Jeremy Whitaker

Title: Chief Financial Officer

[Signature Page to Third Amended and Restated Loan and Security Agreement]

49

TRANSITION NETWORKS, INC.

By: /s/ Jeremy Whitaker

Name: Jeremy Whitaker

Title: Chief Financial Officer

[Signature Page to Third Amended and Restated Loan and Security Agreement]

50

BANK:

SILICON VALLEY BANK

By: /s/ Will Deevy

Name: Will Deevy

Title: Director

[Signature Page to Third Amended and Restated Loan and Security Agreement]

51

EXHIBIT A - COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, Intellectual Property, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, guaranteed investment certificates, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, (b) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is enforceable under applicable law); (c) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, or (d) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower or Bank.

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EXHIBIT B

COMPLIANCE STATEMENT

TO:	SILICON VALLEY BANK	Date:______________________
FROM:	LANTRONIX, INC., on behalf of all Borrowers

Under the terms and conditions of the Third Amended and Restated Loan and Security Agreement (the “Agreement’) by and among Silicon Valley Bank and Lantronix, Inc., on behalf of Lantronix, Inc., Lantronix Holding Company, Lantronix Canada, ULC, Lantronix Technologies Canada (Taiwan) Ltd. and Transition Networks, Inc. (individually and collectively, “Borrower”): Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below. Attached are the required documents evidencing such compliance, setting forth calculations prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly Compliance Statement	Monthly within 30 days	Yes No
Quarterly financial statements	Quarterly within 30 days	Yes No
Annual financial statements (CPA Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Board approved projections	FYE within 60 days	Yes No

Financial Covenants	Required	Actual	Complies

Maximum Leverage Ratio (tested quarterly)	See Schedule 1	_______:1.00	Yes No
Minimum Liquidity (tested monthly)	At least $5,000,000	$__________	Yes No
Minimum Fixed Charge Coverage Ratio (tested quarterly)	1.25:1.00	_______:1.00	Yes No

Performance Pricing			Applies

	Prime Rate Margin	LIBOR Rate Margin
Leverage Ratio < 1.0:1.0	Prime + 1.50%	LIBOR + 3.00%	Yes No
Leverage Ratio ≥ 1.0:1.0 but < 2.0:1.0	Prime + 2.00%	LIBOR + 3.50%	Yes No
Leverage Ratio ≥ 2.0:1.0	Prime + 2.50%	LIBOR + 4.00%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

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Schedule 1 to Compliance Statement

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Agreement, the terms of the Agreement shall govern.

I.       Maximum Leverage Ratio (Section 6.9(a))

Required:	A maximum Leverage Ratio (measured as of the last day of each calendar quarter) of (i) 2.50 to 1.00 for each calendar quarter ending June 30, 2021 through and including September 30, 2022, (ii) 2.25 to 1.00 for each calendar quarter ending December 31, 2022 through and including September 30, 2023, and (iii) 2.00 to 1.00 for the calendar quarter December 31, 2023 and each calendar quarter thereafter.

Actual:

A	Total Senior Debt of Borrower	$______
B	Net Income	$______
C	Interest Expense	$______

D	To the extent included in the determination of Net Income:

	1. Depreciation expense	$______
	2. Amortization expense	$______

E	Income tax expense	$______

F	Costs, restructuring charges and lease exit costs incurred in connection with the Transition Acquisition (not to exceed $2,500,000)	$______

G	Non-Cash Stock Compensation Expenses	$______

H	Net cost savings, net operating expense reductions and other net operating improvements and synergies arising from the Transition Acquisition (capped at 35% of Adjusted EBITDA)	$______

I	Capitalized software development expenses	$______

J	Adjusted EBITDA (the sum of lines B, C, D.1, D.2, E, F, G, H minus line I) (measured on a trailing 12 month basis on a consolidated basis with respect to Borrower and its Subsidiaries)	______

K	Leverage Ratio (line A divided by line J)	___to 1.0

Is line K less than or equal to the maximum amount set forth above for the relevant measuring period?

_____ No, not in compliance	_____ Yes, in compliance

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II.       Minimum Liquidity (Section 6.9(b))

Required:	At least $5,000,000 at all times, but tested monthly on the last day of each calendar month

Actual:	$____________

Has Borrower at all times during the previous month maintained a balance of (a) unrestricted cash and Cash Equivalents at Bank and Bank’s Affiliates (subject to a Control Agreement in form and substance acceptable to Bank) plus (b) the Availability Amount, in an aggregate amount equal to at least Five Million Dollars ($5,000,000)?

_____ No, not in compliance	_____ Yes, in compliance

III.       Minimum Fixed Charge Coverage Ratio (Section 6.9(c))

Required:	A minimum Fixed Charge Coverage Ratio (tested quarterly) of 1.25 to 1.0.

Actual:	______:1.00

A.	Adjusted EBITDA (value of line J in the section above)	$______
B.	Unfinanced Capital Expenditures (including capitalized software)	$______
C.	Dividends (permitted pursuant to Section 7.7)	$______
D.	Cash Taxes paid or payable during the applicable measuring period	$______
E.

Principal and interest payments on all Indebtedness owing by Borrower under the Agreement, the Mezzanine Loan Agreement and any other Indebtedness (including, but not limited to Subordinated Debt), determined on a trailing twelve (12) months basis

$______
F.	Fixed Charge Coverage Ratio: (line A minus lines B, C, D and capitalized software divided by Line E)	___: 1.00

_____ No, not in compliance	_____ Yes, in compliance

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EXHIBIT C

LOAN PAYMENT/ADVANCE REQUEST FORM

Deadline for same day processing is Noon Pacific Time

Fax To:	Date: _____________________

Loan Payment:

LANTRONIX, INC., on behalf of all Borrowers

From Account #________________________________     To Account #__________________________________________

(Deposit Account #)                                                                                      (Loan Account #)

Principal $____________________________________     and/or Interest $____________________________

Authorized Signature:_______________________                                            Phone Number: _______________________

Print Name/Title: __________________________

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________________     To Account #__________________________________________

(Loan Account #)                                                                                     (Deposit Account #)

Amount of Term Loan Advance: $

Borrower’s representations and warranties in the Third Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:_______________________                                            Phone Number: _______________________

Print Name/Title: _______________________

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, Pacific Time

Beneficiary Name: _____________________________     Amount of Wire: $ _____________________________

Beneficiary Bank: ______________________________     Account Number: _____________________________

City and State: _____________________________

Beneficiary Bank Transit (ABA) #:  _____________     Beneficiary Bank Code (Swift, Sort, Chip, etc.):  _____________

(For International Wire Only)

Intermediary Bank:_____________________________     Transit (ABA) #: _____________________________

For Further Credit to: _________________________________________________________________________

Special Instruction: _________________________________________________________________________

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________   2nd Signature (if required): _______________________________

Print Name/Title: ______________________________     Print Name/Title: ______________________________________

Telephone #: ______________________________           Telephone #: _____________________________

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EXHIBIT D

FORM OF NOTICE OF BORROWING

LANTRONIX, INC., on behalf of all Borrowers

Date: ________________________

To:	Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054
Attention: IMX Production
Email: imxproduction@svb.com
Email: wdeevy@svb.com

Re:     Third Amended and Restated Loan and Security Agreement dated as of August 2, 2021 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Lantronix, Inc., Lantronix Holding Company, Lantronix Canada, ULC, Lantronix Technologies Canada (Taiwan) Ltd., Transition Networks, Inc. (individually and collectively, “Borrower”), and Silicon Valley Bank (the “Bank”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein and used herein as so defined, and hereby gives you notice irrevocably, pursuant to Section 3.4(a) of the Loan Agreement, of the borrowing of an Advance/Term Loan Advance (circle one).

1.                   The Funding Date, which shall be a Business Day, of the requested borrowing is _______________.

2.                   The Currency of the requested borrowing is U.S. Dollars.

3.                   The aggregate amount of the requested Advance/Term Loan Advance (circle one) is $_____________.

4.                   The requested Advance/Term Loan Advance (circle one) shall consist of $___________ of Prime Rate Advances and $______ of LIBOR Advances.

5.                   The duration of the Interest Period for the LIBOR Advances/Term Loan Advance (circle one) included in the requested Advance/Term Loan Advance (circle one) shall be __________ months.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Advance before and after giving effect thereto, and to the application of the proceeds therefrom, as applicable:

(a)       all representations and warranties of Borrower contained in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(b)       no Event of Default has occurred and is continuing, or would result from such proposed Advance; and

(c)       the requested Advance will not cause the aggregate principal amount of the outstanding Advances to exceed, as of the designated Funding Date, the Availability Amount.

Borrower	LANTRONIX, INC., on behalf of all Borrowers By: ____________________________________________ Name: __________________________________________ Title: ___________________________________________

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance	Maturity Date
____%

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EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

LANTRONIX, INC., on behalf of all Borrowers

Date: ________________________

To:	Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054
Attention: IMX Production
Email: imxproduction@svb.com
Email: wdeevy@svb.com

Re:     Third Amended and Restated Loan and Security Agreement dated as of August 2, 2021 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”), by and among Lantronix, Inc., Lantronix Holding Company, Lantronix Canada, ULC, Lantronix Technologies Canada (Taiwan) Ltd. (individually and collectively, “Borrower”), and Silicon Valley Bank (the “Bank”)

Ladies and Gentlemen:

The undersigned refers to the Loan Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 3.5 of the Loan Agreement, of the [conversion] [continuation] of the [Advances] [Term Loan Advance] specified herein, that:

1.                   The date of the [conversion] [continuation] is                                            , 20___.

2.                   The aggregate amount of the proposed Advances/Term Loan Advance (circle one) to be [converted] is $                          or [continued] is $                                  .

3.                   The Advances/Term Loan Advance (circle one) are to be [converted into] [continued as] [LIBOR] [Prime Rate] Advances.

4.                   The duration of the Interest Period for the LIBOR Advances included in the [conversion] [continuation] shall be            months.

The undersigned, on behalf of Borrower, hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed [conversion] [continuation], before and after giving effect thereto and to the application of the proceeds therefrom:

(a)                 all representations and warranties of Borrower stated in the Loan Agreement are true, accurate and complete in all material respects as of the date hereof; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(b)                no Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

(c)                 the requested [conversion] [continuation] will not cause the aggregate principal amount of the outstanding Advances to exceed, as of the designated Funding Date, the Availability Amount.

Borrower	LANTRONIX, INC., on behalf of all Borrowers By: ____________________________________________ Name: __________________________________________ Title: ___________________________________________

For internal Bank use only

LIBOR Pricing Date	LIBOR	LIBOR Variance ____%	Maturity Date

58

CORPORATE BORROWING CERTIFICATE

Co-Borrower A:	LANTRONIX, INC.	Date: August 2, 2021
Bank:	SILICON VALLEY BANK

I hereby certify as follows, as of the date set forth above:

1.       I am the Secretary, Assistant Secretary or other officer of Co-Borrower A . My title is as set forth below.

2.       Co-Borrower A’s exact legal name is set forth above. Co-Borrower A is a corporation existing under the laws of the State of Delaware.

3.       Attached hereto are true, correct and complete copies of Co-Borrower A’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Co-Borrower A is incorporated as set forth above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.       The following resolutions were duly and validly adopted by Co-Borrower A’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Co-Borrower A.

Resolved, that any one of the following officers or employees of Co-Borrower A, whose names, titles and signatures are below, may act on behalf of Co-Borrower A:

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Co-Borrower A.

59

Resolved Further, that such individuals may, on behalf of Co-Borrower A:

Borrow Money. Borrow money from Bank.

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Co-Borrower A’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Co-Borrower A has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit. Apply for letters of credit from Bank.

Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Co-Borrower A’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.       The persons listed above are Co-Borrower A’s officers or employees with their titles and signatures shown next to their names.

LANTRONIX, INC.

By: _____________________________

Name: ___________________________

Title: ___________________________

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Co-Borrower A.

I, the __________________________ of Co-Borrower A, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By: _____________________________

Name: ___________________________

Title: ___________________________

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CORPORATE BORROWING CERTIFICATE

Co-Borrower B:	LANTRONIX HOLDING COMPANY	Date: August 2, 2021
Bank:	SILICON VALLEY BANK

I hereby certify as follows, as of the date set forth above:

1.       I am the Secretary, Assistant Secretary or other officer of Co-Borrower B. My title is as set forth below.

2.       Co-Borrower B’s exact legal name is set forth above. Co-Borrower B is a corporation existing under the laws of the State of Delaware.

3.       Attached hereto are true, correct and complete copies of Co-Borrower B’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Co-Borrower B is incorporated as set forth above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.       The following resolutions were duly and validly adopted by Co-Borrower B’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Co-Borrower B.

Resolved, that any one of the following officers or employees of Co-Borrower B, whose names, titles and signatures are below, may act on behalf of Co-Borrower B:

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Co-Borrower B.

61

Resolved Further, that such individuals may, on behalf of Co-Borrower B:

Borrow Money. Borrow money from Bank.

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Co-Borrower B’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Co-Borrower B has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit. Apply for letters of credit from Bank.

Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Co-Borrower B’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.       The persons listed above are Co-Borrower B’s officers or employees with their titles and signatures shown next to their names.

LANTRONIX HOLDING COMPANY

By: _____________________________

Name: ___________________________

Title: ___________________________

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Co-Borrower B.

I, the __________________________ of Co-Borrower B, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By: _____________________________

Name: ___________________________

Title: ___________________________

62

CORPORATE BORROWING CERTIFICATE

Co-Borrower D:	TRANSITION NETWORKS, INC.	Date: August 2, 2021
Bank:	SILICON VALLEY BANK

I hereby certify as follows, as of the date set forth above:

1.       I am the Secretary, Assistant Secretary or other officer of Co-Borrower D. My title is as set forth below.

2.       Co-Borrower D’s exact legal name is set forth above. Co-Borrower D is a corporation existing under the laws of the State of Minnesota.

3.       Attached hereto are true, correct and complete copies of Co-Borrower D’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Co-Borrower D is incorporated as set forth above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4.       The following resolutions were duly and validly adopted by Co-Borrower D’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Silicon Valley Bank (“Bank”) may rely on them until Bank receives written notice of revocation from Co-Borrower D.

Resolved, that any one of the following officers or employees of Co-Borrower D, whose names, titles and signatures are below, may act on behalf of Co-Borrower D:

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Co-Borrower D.

63

Resolved Further, that such individuals may, on behalf of Co-Borrower D:

Borrow Money. Borrow money from Bank.

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Co-Borrower D’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Co-Borrower D has an interest and receive cash or otherwise use the proceeds.

Apply for Letters of Credit. Apply for letters of credit from Bank.

Enter Derivative Transactions. Execute spot or forward foreign exchange contracts, interest rate swap agreements, or other derivative transactions.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Co-Borrower D’s right to a jury trial) they believe to be necessary to effect these resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

5.       The persons listed above are Co-Borrower D’s officers or employees with their titles and signatures shown next to their names.

TRANSITION NETWORKS, INC.

By: _____________________________

Name: ___________________________

Title: ___________________________

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Co-Borrower D.

I, the __________________________ of Co-Borrower D, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

By: _____________________________

Name: ___________________________

Title: ___________________________

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[CAD Counsel to provide Borrowing Certificates for the CAD Borrowers]

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